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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among

                               CAERE CORPORATION,
                            a Delaware corporation;

                          VIEWSTAR ACQUISITION CORP.,
                           a California corporation;

                             VIEWSTAR CORPORATION,
                           a California corporation;

                                      and

                  CERTAIN SHAREHOLDERS OF VIEWSTAR CORPORATION

          ------------------------------------------------------------

                          Dated as of October 29, 1995

                  As Amended and Restated on October 23, 1995

          ------------------------------------------------------------

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

                               TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
SECTION     1.      DESCRIPTION OF TRANSACTION.............................................    1
            1.1     Merger of Merger Sub into the Company..................................    1
            1.2     Effect of the Merger...................................................    1
            1.3     Closing; Effective Time................................................    1
            1.4     Articles of Incorporation and Company Bylaws; Directors and Officers...    2
            1.5     Conversion of Shares...................................................    2
            1.6     Employee Stock Options.................................................    4
            1.7     Warrants...............................................................    5
            1.8     Bridge Loan............................................................    5
            1.9     Registration on Form S-4...............................................    5
            1.10    Closing of the Company's Transfer Books................................    6
            1.11    Exchange of Certificates...............................................    6
            1.12    Dissenting Shares......................................................    7
            1.13    Tax Consequences.......................................................    7
            1.14    Accounting Treatment...................................................    7
            1.15    Termination of Registration Rights and Rights of First Refusal.........    7
            1.16    Further Action.........................................................    8
SECTION     2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................    8
            2.1     Due Organization; Subsidiaries; Etc. ..................................    8
            2.2     Articles of Incorporation and Company Bylaws; Records..................    8
            2.3     Capitalization, Etc....................................................    8
            2.4     Financial Statements...................................................   10
            2.5     Absence of Changes.....................................................   10
            2.6     Title to Assets........................................................   12
            2.7     Bank Accounts; Receivables.............................................   12
            2.8     Equipment; Leasehold...................................................   12
            2.9     Proprietary Assets.....................................................   12
            2.10    Contracts..............................................................   13
            2.11    Liabilities............................................................   16
            2.12    Compliance with Legal Requirements.....................................   16
            2.13    Governmental Authorizations............................................   16
            2.14    Tax Matters............................................................   16
            2.15    Employee and Labor Matters; Benefit Plans..............................   17
            2.16    Environmental Matters..................................................   19
            2.17    Insurance..............................................................   20
            2.18    Related Party Transactions.............................................   20
            2.19    Legal Proceedings; Orders..............................................   20
            2.20    Authority; Binding Nature of Agreement.................................   20
            2.21    Non-Contravention; Consents............................................   21

                                                                                             PAGE
                                                                                             ----
            2.22    Full Disclosure........................................................   21
            2.23    Fees and Expenses......................................................   21
            2.24    Board Approval.........................................................   22
            2.25    Vote Required..........................................................   22
            2.26    Shareholder Voting Agreements..........................................   22
            2.27    Conversion Agreements..................................................   22
            2.28    Pooling of Interests...................................................   22
SECTION     3.      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................   22
            3.1     Organization; Good Standing; Qualification and Power...................   22
            3.2     Capital Structure......................................................   22
            3.3     SEC Filings; Financial Statements......................................   23
            3.4     Authority; Binding Nature of Agreement.................................   23
            3.5     Valid Issuance.........................................................   23
            3.6     Information Supplied...................................................   23
            3.7     Non-Contravention; Consents............................................   23
            3.8     Fees and Expenses......................................................   24
            3.9     No Material Adverse Change.............................................   24
            3.10    Compliance with Legal Requirements.....................................   24
            3.11    Legal Proceedings......................................................   24
            3.12    Board Approval.........................................................   24
            3.13    Vote Required..........................................................   24
            3.14    Pooling of Interests...................................................   24
SECTION     4.      CERTAIN COVENANTS OF THE COMPANY AND THE SIGNING SHAREHOLDERS..........   25
            4.1     Access and Investigation...............................................   25
            4.2     Operation of the Company's Business....................................   25
            4.3     Notification; Updates to Disclosure Schedule...........................   26
            4.4     No Negotiation.........................................................   27
            4.5     Company Shareholder Approval...........................................   27
            4.6     Prospectus/Proxy Statement.............................................   27
            4.7     Employee Retention Program.............................................   28
            4.8     Bonus Letters..........................................................   28
SECTION     5.      ADDITIONAL COVENANTS OF THE PARTIES....................................   28
            5.1     Filings and Consents...................................................   28
            5.2     Stockholder Approval...................................................   28
            5.3     Prospectus/Proxy Statement.............................................   28
            5.4     State Securities Law Compliance........................................   29
            5.5     Notification; Updates to Disclosure Schedule...........................   29
            5.6     Pooling of Interests...................................................   30
            5.7     Affiliate Agreements...................................................   30
            5.8     All Commercially Reasonable Efforts....................................   30
            5.9     Tax Matters............................................................   30

                                                                                             PAGE
                                                                                             ----
            5.10    Amended and Restated Employment Agreement..............................   30
            5.11    FIRPTA Matters.........................................................   30
            5.12    Conversion Agreements..................................................   30
            5.13    Release................................................................   30
            5.14    Termination of Employee Plans..........................................   30
            5.15    Access and Investigation...............................................   30
            5.16    Company Plans..........................................................   31
            5.17    Indemnification........................................................   31
SECTION     6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...........   31
            6.1     Accuracy of Representations............................................   31
            6.2     Performance of Covenants...............................................   32
            6.3     Company Shareholder Approval...........................................   32
            6.4     Consents...............................................................   32
            6.5     Absence of Material Adverse Change.....................................   32
            6.6     Agreements and Documents...............................................   32
            6.7     FIRPTA Compliance......................................................   33
            6.8     Form S-4...............................................................   33
            6.9     Parent Stockholder Approval............................................   33
            6.10    No Restraints..........................................................   33
            6.11    No Legal Proceedings...................................................   33
SECTION     7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.....................   33
            7.1     Accuracy of Representations............................................   33
            7.2     Performance of Covenants...............................................   33
            7.3     Documents..............................................................   33
            7.4     Form S-4...............................................................   34
            7.5     Parent Stockholder Approval............................................   34
            7.6     Company Shareholder Approval...........................................   34
            7.7     Listing................................................................   34
            7.8     No Restraints..........................................................   34
SECTION     8.      TERMINATION............................................................   34
            8.1     Termination Events.....................................................   34
            8.2     Termination Procedures.................................................   35
            8.3     Effect of Termination..................................................   35
            8.4     Breakup Fee............................................................   35
SECTION     9.      INDEMNIFICATION, ETC...................................................   36
            9.1     Survival of Representations, Etc.......................................   36
            9.2     Indemnification by Indemnifying Shareholders...........................   36
            9.3     Threshold; Ceiling.....................................................   37
            9.4     Satisfaction of Indemnification Claim..................................   37
            9.5     No Contribution........................................................   37

                                                                                             PAGE
                                                                                             ----
            9.6     Defense of Third Party Claims..........................................   37
            9.7     Exercise of Remedies by Indemnitees Other Than Parent..................   38
SECTION    10.      MISCELLANEOUS PROVISIONS...............................................   38
           10.1     Indemnifying Shareholders' Agent.......................................   38
           10.2     Further Assurances.....................................................   38
           10.3     Fees and Expenses......................................................   38
           10.4     Indemnification for Certain Merger Expenses............................   39
           10.5     Attorneys' Fees........................................................   39
           10.6     Notices................................................................   40
           10.7     Confidentiality........................................................   40
           10.8     Time of the Essence....................................................   40
           10.9     Headings...............................................................   40
           10.10    Counterparts...........................................................   40
           10.11    Governing Law..........................................................   40
           10.12    Successors and Assigns.................................................   40
           10.13    Remedies Cumulative; Specific Performance..............................   41
           10.14    Waiver.................................................................   41
           10.15    Amendments.............................................................   41
           10.16    Public Announcements...................................................   41
           10.17    Severability...........................................................   41
           10.18    Parties in Interest....................................................   41
           10.19    Entire Agreement.......................................................   41
           10.20    Construction...........................................................   42

                                    EXHIBITS


Exhibit A     --  Signing Shareholders
Exhibit B     --  Certain Definitions
Exhibit C     --  Form of Amended and Restated Articles of Incorporation of Surviving
                  Corporation*
Exhibit D     --  Directors and Executive Officers of Surviving Corporation*
Exhibit E     --  Form of Shareholder Agreement
Exhibit F     --  Form of Preferred Conversion Agreement
Exhibit G-1   --  Form of ViewStar Affiliate Agreement
Exhibit G-2   --  Form of Caere Affiliate Agreement
Exhibit G-3   --  Persons to Execute Affiliate Agreements
Exhibit H-1   --  Form of Tax Representation Letter of Parent and Merger Sub*
Exhibit H-2   --  Form of Tax Representation Letter of the Company*
Exhibit I     --  Form of Continuity of Interest Certificate*
Exhibit J     --  Form of Release
Exhibit K     --  Form of General Escrow Agreement
Exhibit L     --  Form of Legal Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C.*
Exhibit M     --  Form of Legal Opinion of Cooley Godward Castro Huddleson & Tatum*
Exhibit N     --  Form of Merger Expenses General Escrow Agreement


---------------

* Omitted from this Prospectus/Joint Proxy Statement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into by and among: CAERE CORPORATION, a Delaware corporation ("Parent"); VIEWSTAR ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"); VIEWSTAR CORPORATION, a California corporation (the "Company"); and the parties identified on Exhibit A (the "Signing Shareholders"), effective as of October 9, 1995. Certain other capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

     A. Parent, Merger Sub, the Company and the signing Shareholders entered into an Agreement and Plan of Merger and Reorganization dated as of October 9, 1995 (the "Prior Agreement") and wish to amend and restate the Prior Agreement, effective as of October 9, 1995, as set forth herein.

     B. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the California General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     C. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     D. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

     E. The Signing Shareholders own a total of 540,919 shares of Company Common Stock; a total of 300,667 shares of Series A Preferred Stock; a total of 121,212 shares of Series B Preferred Stock; a total of 1,527,027 shares of Series C Preferred Stock; a total of 1,741,864 shares of Series D Preferred Stock; a total of 1,099,191 shares of Series E Preferred Stock; and Bridge Warrants to purchase an aggregate of 156,166 shares of the Company's Common Stock. Contemporaneously with the execution and delivery of this Agreement, each Signing Shareholder is executing and delivering to Parent a Shareholder Agreement of even date herewith.

                                   AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

     1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law.

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on a date to be mutually agreed upon by Parent and the Company, which date shall be no later than the third business day after the Parent Stockholder Meeting (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the California

General Corporation Law shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION AND COMPANY BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

          (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C;

          (b) the Company Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Company Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit D.

     1.5  CONVERSION OF SHARES.

     (a) Subject to Sections 1.11(c) and 1.12, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

          (i) Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time, including without limitation any shares of Company Common Stock issued upon conversion of shares of Company Preferred Stock effective on or before the Closing, will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Parent Common Stock, equal to the Applicable Fraction at the Effective Time.

          (ii) Each share (if any) of Series A Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Parent Common Stock, equal to the Applicable Series A Fraction, as defined below.

          (iii) Each share (if any) of Series B Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Parent Common Stock, equal to the Applicable Series B Fraction, as defined below.

          (iv) Each share (if any) of Series C Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Parent Common Stock, equal to the Applicable Series C Fraction, as defined below.

          (v) Each share (if any) of Series D Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Parent Common Stock, equal to the Applicable Series D Fraction, as defined below.

          (vi) Each share (if any) of Series E Preferred Stock that has not been converted and thus is still issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be converted into a number of shares of validly issued, fully paid and nonassessable Parent Common Stock, equal to the Applicable Series E Fraction, as defined below.

          (vii) each share of the common stock (with no par value) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     (b) For purposes of this Agreement:

          (i) The "Aggregate Shares of Parent Common Stock Issued For Company Preferred Stock" shall be the number of shares of Parent Common Stock issued pursuant to Sections 1.5(a)(ii), (iii), (iv), (v) and (vi) above.

          (ii) The "Aggregate Shares of Parent Common Stock to be Issued" shall be 3,418,496 shares of Parent Common Stock; provided, however, that if the "Designated Parent Stock Price" is less than $8.50, the number of shares of Parent Common Stock in the "Aggregate Shares of Parent Common Stock to be Issued" shall be calculated by adding to the 3,418,496 shares of Parent Common Stock the product of multiplying (x) a fraction, the numerator of which is the difference between $8.50 and such Designated Parent Stock Price and the denominator of which is such Designated Parent Stock Price by
     (y) 1,709,248 (ii); and provided, further, that if the Designated Parent Stock Price is greater than $13.73, the number of shares of Parent Common Stock in the "Aggregate Shares of Parent Common Stock to be Issued" shall be calculated by subtracting from the 3,418,496 shares of Parent Common Stock the product of multiplying (x) a fraction, the numerator of which is the difference between such Designated Parent Stock Price and $13.73 and the denominator of which is such Designated Parent Stock Price by (y) 1,709,248.

          (iii) The "Applicable Fraction" shall be the fraction: (a) having a numerator equal to the amount by which the Aggregate Shares of Parent Common Stock to be Issued exceeds the Aggregate Shares of Parent Common Stock Issued for Company Preferred Stock; and (b) having a denominator equal to the amount determined by the sum of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the Vested Option Shares.

          (iv) The "Applicable Series A Fraction" shall be the fraction determined by dividing (a) the "Series A Liquidation Preference Per Share" for the share of Series A Preferred Stock in question by (b) the "Designated Parent Stock Price."

          (v) The "Applicable Series B Fraction" shall be the fraction determined by dividing (a) the "Series B Liquidation Preference Per Share" for the share of Series B Preferred Stock in question by (b) the "Designated Parent Stock Price."

          (vi) The "Applicable Series C Fraction" shall be the fraction determined by dividing (a) the "Series C Liquidation Preference Per Share" for the share of Series C Preferred Stock in question by (b) the "Designated Parent Stock Price."

          (vii) The "Applicable Series D Fraction" shall be the fraction determined by dividing (a) the "Series D Liquidation Preference Per Share" for the share of Series D Preferred Stock in question by (b) the "Designated Parent Stock Price."

          (viii) The "Applicable Series E Fraction" shall be the fraction determined by dividing (a) the "Series E Liquidation Preference Per Share" for the share of Series E Preferred Stock in question by (b) the "Designated Parent Stock Price."

          (ix) The "Designated Parent Stock Price" shall be the average of the closing sale prices of a share of Parent Common Stock as reported on The Nasdaq National Market System for each of the ten consecutive trading days ending on the third trading date preceding the Closing Date.

          (x) The "Series A Liquidation Preference" shall be the aggregate dollar Series A Liquidation Preference of all shares of Series A Preferred Stock in accordance with Article IV, paragraph 2 of the Company Articles ("Art. IV, para. 2") of any shares of Series A Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series A Preferred Stock into Company Common Stock has occurred). The "Series A Liquidation Preference Per Share" shall be the amount of such Series A Liquidation Preference applicable to a particular share of such still outstanding Series A Preferred Stock.

          (xi) The "Series B Liquidation Preference" shall be the aggregate dollar Series B Liquidation Preference of all shares of Series B Preferred Stock of the Company in accordance with Art. IV, para. 2 of any shares of Series B Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series B Preferred Stock into Company Common Stock has occurred). The "Series B Liquidation Preference Per Share" shall be the amount of such Series B Liquidation Preference applicable to a particular share of still outstanding Series B Preferred Stock.

          (xii) The "Series C Liquidation Preference" shall be the aggregate dollar Series C Liquidation Preference of all shares of Series C Preferred Stock of the Company in accordance with Art. IV, para. 2 of any shares of Series C Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series C Preferred Stock into Company Common Stock has occurred). The "Series C Liquidation Preference Per Share" shall be the amount of such Series C Liquidation Preference applicable to a particular share of still outstanding Series C Preferred Stock.

          (xiii) The "Series D Liquidation Preference" shall be the aggregate dollar Series D Liquidation Preference of all shares of Series D Preferred Stock of the Company in accordance with Art. IV, para. 2 of any shares of Series D Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series D Preferred Stock into Company Common Stock has occurred). The "Series D Liquidation Preference Per Share" shall be the amount of such Series D Liquidation Preference applicable to a particular share of still outstanding Series D Preferred Stock.

          (xiv) The "Series E Liquidation Preference" shall be the aggregate dollar Series E Liquidation Preference of all shares of Series E Preferred Stock of the Company in accordance with Art. IV, para. 2 of any shares of Series E Preferred Stock that are still outstanding at the Effective Time (after the conversion of Series E Preferred Stock into Company Common Stock has occurred). The Series E Liquidation Preference Per Share" shall be the amount of such Series E Liquidation Preference applicable to a particular share of still outstanding Series E Preferred Stock.

     (c) If, prior to the Effective Time, Parent recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the numerator of the Applicable Fraction will be adjusted appropriately.

     (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

     1.6  EMPLOYEE STOCK OPTIONS.

     (a) At the Effective Time, each stock option that is then outstanding under the Company's Amended 1986 Incentive Stock Plan and 1994 Senior Executive Stock Plan (collectively, the "Stock Plans"), whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of the Company Option) of the Stock Plans and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the

Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule, status as an incentive or nonqualified option, and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Stock Plans and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option.

     (b) Parent will cause the Parent Common Stock issuable upon exercise of the assumed Company Options (the "Assumed Options") to be registered under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 promulgated by the Securities and Exchange Commission ("SEC") and to be registered or qualified (or to have established that an exemption from such registration or qualification is available) under the "blue sky" laws of all states in which holders of Company Options reside, within seven (7) business days after the Effective Time, and Parent will use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as any such Assumed Options shall remain outstanding. With respect to any Company employee or director who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act with respect to the securities of Parent beneficially owned by such person, Parent shall administer the Assumed Options (including the provisions of the Stock Plans incorporated in the Assumed Options) in a manner that complies with the disinterested administration requirements of Rule 16b-3 promulgated by the SEC under the Exchange Act. At or prior to the Effective Time, Parent will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise of the Assumed Options.

     (c) Ten percent (10%) of any amount of Parent Common Stock to be received by any holder of Vested Option Shares under Section 1.6(b) above shall become part of the General Escrow Amount pursuant to the General Escrow Agreement when such Vested Option Shares are issued.

     1.7 WARRANTS. All Company Warrants will terminate as of the Effective Time in accordance with their terms.

     1.8  BRIDGE LOAN.

     (a) The Company will use all commercially reasonable efforts (but will not be required to pay additional consideration or make any similar inducement) to cause each holder of a Secured Subordinated Promissory Note (a "Bridge Note") to deliver such Bridge Note to Parent for payment at the Closing, as well as to deliver such documents as Parent may reasonably request releasing all security interest and other liens granted by the Company in connection with the Bridge Loan.

     (b) Parent will upon the Closing (i) either repay or cause the Surviving Corporation to repay all outstanding indebtedness of the Company to Silicon Valley Bank (for which there shall be no prepayment penalty) or, with the cooperation of the Company, obtain from Silicon Valley Bank its consent to repay the Bridge Loan, and (ii) upon receipt of the Bridge Notes and releases required under subsection (i) above, repay each Bridge Note in accordance with the reasonable instructions of the holder of such Bridge Note.

     1.9 REGISTRATION ON FORM S-4. The Parent Common Stock to be issued in the Merger shall be registered under the Securities Act on the Form S-4 (as hereinafter defined). As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, a Form S-4 registration statement (the "Form S-4"), together with the prospectus/joint proxy statement to be included therein (the "Prospectus/Proxy Statement") and any other documents required by the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Merger. Each of Parent and the Company shall use its best efforts to respond promptly to any comments of the SEC on the Form S-4 and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action required to be taken under any applicable state securities or blue sky laws and regulations of The Nasdaq National Market in connection with the issuance of the Parent Common Stock pursuant to the Merger and upon exercise of the Assumed Options and the Company Warrants after the Effective Time. The Company shall promptly furnish to Parent all information concerning the Company and the Company's shareholders as may reasonably be required in connection with any action contemplated by this Section 1.9. Each of Parent and the Company will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-4 or the Prospectus/Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Form S-4 or the Prospectus/Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Form S-4 or the Prospectus/Proxy Statement, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Parent and shareholders of the Company, such amendment or supplement.

     1.10 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.11.

     1.11  EXCHANGE OF CERTIFICATES.

     (a) At or as soon as practicable after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may reasonably be required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 1.11, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.11 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

     (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price.

     (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.12  DISSENTING SHARES.

     (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.11(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.11(c)).

     (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.13 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.14 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

     1.15 TERMINATION OF REGISTRATION RIGHTS AND RIGHTS OF FIRST REFUSAL. Upon consummation of the Merger, the registration rights and rights of first refusal granted by the Company to holders of the Company's Preferred Stock and the Company Warrants in the contracts listed in Part 2.3(g) of the Disclosure Schedule shall terminate.

     1.16 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as specified in the Company Disclosure Schedule, the Company hereby represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

     (b) Except as set forth in Part 2.1(b) of the Company Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "ViewStar Corporation."

     (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule.

     (d) The Company does not own any controlling interest in any Entity and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 ARTICLES OF INCORPORATION AND COMPANY BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and Company Bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or Company Bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3  CAPITALIZATION, ETC.

     (a) The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Company Common Stock, of which 2,417,529 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 9,395,146 shares of Company Preferred Stock, of which 526,667 shares are Series A Preferred Stock, 415,142 shares are Series B Preferred Stock, 2,660,081 shares are Series C Preferred Stock, 3,993,256 shares are Series D Preferred Stock and 1,800,000 shares are Series E Preferred Stock. As of the date of this Agreement, 526,667 of Series A Preferred Stock, 415,142 shares of Series B Preferred Stock, 2,640,081 shares of Series C Preferred Stock, 3,979,442 shares of Series D Preferred Stock and 1,769,155 shares of Series E Preferred Stock are issued and outstanding. Each outstanding share of Company Preferred Stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock and Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3(a) of the Company Disclosure Schedule lists each repurchase option which is held by the Company and to which any of such shares is currently subject, and the Company has delivered complete and accurate copies of any such repurchase option to Parent.

     (b) The Company has reserved 4,325,000 shares of Company Common Stock for issuance under the Stock Plans, of which options to purchase 3,110,441 shares are outstanding as of the date of this Agreement. The Company had delivered to Parent a list which accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option;
(v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code.

     (c) The Company has reserved 275,000 shares of Company Common Stock for issuance upon exercise of the Bridge Warrants and the EDS Warrants and 10,000 shares of Series C Preferred Stock, 13,814 shares of Series D Preferred Stock and 27,468 shares of Series E Preferred Stock for issuance upon exercise of the Bank Warrants. The Company has delivered to Parent accurate and complete copies of each Company Warrant and any other Contract pursuant to, or in connection with, which such Company Warrant was issued.

     (d) Except as specifically referred to in Sections 2.3(a), (b) and (c) above, or as set forth in Part 2.3(d) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

     (e) All outstanding shares of Company Common Stock and Company Preferred Stock, and all outstanding Company Options and Company Warrants, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     (f) Except as set forth in Part 2.3(f) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     (g) REGISTRATION RIGHTS AND RIGHTS OF FIRST REFUSAL. Except as set forth in the Contracts listed on Part 2.3(g) of the Company Disclosure Schedule, the Company is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued, and no Person holds any right to participate in new issuances of securities by the Company.

     2.4  FINANCIAL STATEMENTS.

     (a) The Company has delivered to Parent in the case of subsections (i) and
(ii) below, and will deliver to Parent in the case of subsections (iii) and (iv) below, the following financial statements and notes (collectively, the "Company Financial Statements"):

          (i) The audited balance sheets of the Company as of December 31, 1994 and 1993, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Ernst & Young LLP relating thereto;

          (ii) the unaudited balance sheet of the Company as of September 30, 1995 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the nine months then ended (the "Unaudited Financial Statements");

          (iii) the audited balance sheet of the Company as of September 30, 1995, and the related audited income statement, statement of shareholders' equity and statement of cash flows of the Company for the nine months then ended, together with the notes thereto and the unqualified report and opinion of KPMG Peat Marwick LLP relating thereto (the "September 30 Audited Financial Statements"); and

          (iv) the unaudited balance sheets of the Company as of the end of each month ending after September 30, 1995, and more than 10 days prior to the Scheduled Closing Date, and the related unaudited income statement, statement of shareholders' equity and statement of cash flows of the Company for the month then ended (the "Unaudited Monthly Financial Statements").

     (b) The Company Financial Statements are (in the case of subsections (iii) and (iv) above, will be) accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been (in the case of subsections (iii) and (iv) above, will be) prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) and (iv) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since September 30, 1995:

          (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations or financial performance, and, to the Knowledge of the Company, no event has occurred that will, or would reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b) of the Company Disclosure Schedule), or
     (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to the Company Articles or the Company Bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since September 30, 1995, exceeds $100,000 per month;

          (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), other than Material Contracts for the sale or license of the Company's products to customers in the ordinary course of the Company's business and consistent with the Company's past practices, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract, except as specifically contemplated by this Agreement;

          (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for licenses of the Company's products to the Company's customers and except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of, each of which has been in the ordinary course of business and consistent with the Company's past practices;

          (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of a total of $25,000;

          (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus, other than regular bonuses pursuant to the commission plans of certain of the Company's sales, consulting and customer support employees, (iii) made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (other than normal scheduled increases to employees who are not officers), or (iv) except as contained in the expense run rate provided in the forecast previously delivered by the Company to Parent, hired any new employee;

          (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (p) the Company has not made any Tax election;

          (q) the Company has not commenced or settled any Legal Proceeding;

          (r) the Company has not repaid any portion of, or otherwise made any payments with respect to, the Bridge Loan;

          (s) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (t) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     2.6  TITLE TO ASSETS

     (a) The Company owns, and has good, valid and marketable title to: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Company Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Company Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Company Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     (b) Part 2.6 of the Company Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

     2.7  BANK ACCOUNTS; RECEIVABLES.

     (a) Part 2.7(a) of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

     (b) Part 2.7(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of September 30, 1995. Except as set forth in Part 2.7(b) of the Company Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1995 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full, without any counterclaim or set off (net of the allowance for doubtful accounts on the Unaudited Interim Balance Sheet).

     2.8  EQUIPMENT; LEASEHOLD.

     (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

     (b) The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.10 of the Company Disclosure Schedule.

     2.9  PROPRIETARY ASSETS.

     (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in

Part 2.9(a)(vi) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

     (b) The Company has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Company Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

     (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

     (d) Except as set forth in Part 2.9(d) of the Company Disclosure Schedule:
(i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the Knowledge of the Company, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet (consistent with past experience unless the Company has any reason to believe that future experience will be different) to cover costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

     (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Company Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (f) Except as set forth in Part 2.9(f) of the Company Disclosure Schedule,
(i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of the Certified Consultant Assignment Agreement and Independent Contractor Agreement previously delivered to Parent.

     2.10  CONTRACTS.

     (a) Part 2.10 of the Company Disclosure Schedule identifies:

          (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

          (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any Company technology or any Proprietary Asset in the following categories: all agreements with distributors and resellers, each end-user license agreement entered into by the Company in 1994 and 1995 involving payments or obligations in excess of $250,000, all agreements entered into by the Company in the third quarter of 1995 and all in-licenses of technology.

          (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
     (C) develop or distribute any technology;

          (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

          (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

          (vi) each Company Contract relating to the creation of any Encumbrance in excess of $25,000 with respect to any asset of the Company;

          (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

          (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

          (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

          (xi) any other Company Contract involving payments or delivery of products or services in excess of $25,000 that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

          (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

          (xiii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate; and

          (xiv) each Company Contract in which the Company's right to terminate such Company Contract is accompanied by any cancellation fees, unless such cancellation fees do not exceed $5,000.

(Contracts in the respective categories described in clauses "(i)" through "(xiv)" above are referred to in this Agreement as "Material Contracts.")

     (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Company Disclosure Schedule, including all amendments thereto. Part 2.10 of the Company Disclosure Schedule provides an accurate description of the terms of each non-written Company Contract. Each Contract identified in Part 2.10 of the Company Disclosure
Schedule is valid and in full force and effect, and, to the Knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Except as set forth in Part 2.10 of the Company Disclosure Schedule:

          (i) the Company has not materially violated or breached, or committed any default under, any Company Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract;

          (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or material breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

          (iii) since December 31, 1992, the Company has not received any notice or other communication regarding any actual or possible material violation or breach of, or default under, any Company Contract; and

          (iv) the Company has not waived any of its material rights under any Material Contract.

     (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

     (e) The Contracts identified in Part 2.10 of the Company Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

     (f) Part 2.10(f) of the Company Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

     (g) Except as set forth in Part 2.10(g) of the Company Disclosure Schedule:

          (i) the only Government Contract to which the Company is a party is the Company's Distributorship Agreement with Federal Data Corporation dated August 25, 1992, as amended through Amendment No. 5 dated August 22, 1995 (the "FDC Contract"). The Company has delivered a complete and accurate copy of the FDC Contract to Parent;

          (ii) the Company has not been a party to any Government Contract other than the FDC Contract since January 1, 1988;

          (iii) the Company has complied in all material respects with the FDC Contract and with all Legal Requirements with respect to the FDC Contract and any other Government Contract and Government Bid to which the Company has been a party;

          (iv) the Company has not, in obtaining or performing the FDC Contract or any other Government Contract to which the Company has been a party, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards,
     (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

          (v) all facts set forth in or acknowledged by the Company in any certification, representation or disclosure statement submitted by the Company with respect to or in connection with the FDC Contract or any other Government Contract or Government Bid to which the Company is a party were current, accurate and complete as of the date of submission;

          (vi) to the best of the knowledge of the Company, there are not and have not been any irregularities, misstatements or omissions relating to the FDC Contract or any other Government Contract or Government Bid to which the Company is a party that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving the Company or any of its employees, (B) the recoupment of any payments previously made to the Company, (C) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of the Company, or (D) the assessment of any penalties or damages of any kind against the Company;

          (vii) the Company is not undergoing and has not undergone any audit, and the Company has no Knowledge of any basis for any impending audit, arising under or relating to the FDC Contract or any other Government Contract (other than normal routine audits conducted in the ordinary course of business);

          (viii) the Company has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Proprietary Assets; and

          (ix) in each case in which the Company has delivered or otherwise provided any technical data, computer software or Company Proprietary Asset to any Governmental Body in connection with the FDC Contract or any other Government Contract, the Company has marked such technical data, computer software or Company Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Company Proprietary Asset.

     2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities reflected as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries and regular bonuses pursuant to the commission plans of certain of the Company's sales employees, that have been incurred by the Company since September 30, 1995 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Company Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Company Disclosure Schedule.

     2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since December 31, 1992 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Company Disclosure Schedule, since December 31, 1992, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13  GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Company Disclosure
Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since December 31, 1992 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. Since December 31, 1992, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14  TAX MATTERS.

     (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1990 which have been requested by Parent.

     (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from August 31, 1995 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

     (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Company Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

     (d) Except as set forth in Part 2.14 of the Company Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

     (a) Part 2.15(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (each a "Plan," collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

     (b) Except as set forth in Part 2.15(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the Knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

     (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (d) With respect to each Plan, the Company has delivered to Parent:

          (i) an accurate and complete copy of such Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

          (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

          (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

          (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (e) The Company is not required to be, and, to the Knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or
(o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the Knowledge of the Company, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

     (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

     (g) Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

     (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

     (k) Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (l) Part 2.15(l)(i) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. Except as set forth in Part 2.15(l)(ii) of the Company Disclosure Schedule, all of the Company's employees are "at will" employees.

     (m) Part 2.15(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

     (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (o) Except as set forth in Part 2.15(o) of the Company Disclosure Schedule, the Company has good labor relations, and has no reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

     2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any real property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in
Part 2.16 of the Company Disclosure Schedule, except those Governmental Authorizations the absence of which do not have a Material Adverse Effect on the Company. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Company Disclosure Schedule is in full force and effect. Since December 31, 1992, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Company Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1992 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1992 been, indebted to the Company; (c) since December 31, 1992, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since December 31, 1992 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Signing Shareholders; (ii) each individual who is, or who has at any time since December 31, 1992 been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19  LEGAL PROCEEDINGS; ORDERS.

     (a) Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, except as set forth in Part 2.19 of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) Except as set forth in Part 2.19 of the Company Disclosure Schedule, no Legal Proceeding has been commenced by or has been pending against the Company since December 31, 1992.

     (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and, subject to approval of the Merger and this Agreement by the shareholders of the Company at the Company Shareholder Meeting, to perform its obligations under this Agreement; and the execution, delivery and, subject to approval of the Merger and this Agreement by the shareholders of the Company at the Company Shareholder Meeting, performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company Articles or Company Bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to
     (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22  FULL DISCLOSURE.

     (a) This Agreement (including the Company Disclosure Schedule) does not, and the Company's Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 and Prospectus/Proxy Statement will, at the time the Form S-4 is declared effective, at the date the Prospectus/Proxy Statement is mailed to the shareholders of the Company or at the time of the Company's Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are provided) not misleading.

     2.23 FEES AND EXPENSES. Except for the Company's engagement of UBS Securities Inc. ("UBS"), the Company has not paid or become obligated to pay any fee or commission to any broker, finder or like intermediary in connection with the transactions contemplated by this Agreement. The Company has delivered to Parent a complete and accurate copy of the Company's engagement letter with UBS.

     2.24 BOARD APPROVAL. The board of directors of the Company has (i) approved the Merger and the execution of this Agreement, and (ii) determined that the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders.

     2.25 VOTE REQUIRED. The affirmative vote of a majority of the votes entitled to be cast by holders of (i) the outstanding shares of Company Preferred Stock, voting together as a single class, and (ii) the outstanding shares of Company Common Stock (voting as a class) are the only votes of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the Merger under California Law.

     2.26 SHAREHOLDER VOTING AGREEMENTS. Each of the Signing Shareholders has executed and delivered to Parent the Shareholder Agreement in the form of Exhibit E.

     2.27 CONVERSION AGREEMENTS. The Company and holders of not less than 78.5%, 76.5% and 98.1%, respectively, of the shares of its Series A, B and C Preferred Stock and not less than 98.8% and 99.9%, respectively, of the shares of its Series D and E Preferred Stock have executed Conversion Agreements in the form of Exhibit F to this Agreement pursuant to which they have agreed to convert not less than 78.5%, 76.5% and 98.1%, respectively, of all shares of Series A, B and C Preferred Stock, not less than 70.4% of all shares of Series D Preferred Stock and not less than 35.3% of all shares of Series E Preferred Stock into Common Stock of the Company immediately prior to the Effective Time in accordance with the provisions of such Conversion Agreements.

     2.28 POOLING OF INTERESTS. The Company is not aware of any event, condition, fact or circumstance that to its Knowledge could prevent the Merger from being accounted for as a "pooling of interests" transaction for accounting purposes.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the Parent Disclosure Schedule, Parent and Merger Sub jointly and severally represent and warrant to the Company and the Signing Shareholders as follows:

     3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Parent and each of its subsidiaries (collectively the "Parent Subsidiaries") is, and Merger Sub when organized will be, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has, or in the case of Merger Sub will have, all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is or, in the case of Merger Sub will be, duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or to be in good standing would not have a Material Adverse Effect on Parent.

     3.2 CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 30,000,000 shares of Parent Common Stock and 2,000,000 shares of Parent Preferred Stock. At the close of business on September 30, 1995, 13,232,750 shares of Parent Common Stock were issued and outstanding, no shares of Parent Common Stock were held by Parent in its treasury, and 1,550,915 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock ("Parent Options"). No shares of Parent Preferred Stock are issued or outstanding. All outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights contained in Parent's charter documents or in a contract to which Parent is a party. All outstanding shares of the capital stock of each of the Parent Subsidiaries are validly issued, fully paid and nonassessable and are owned by Parent or one of the Parent Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances.

     3.3  SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1995 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     3.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and, subject to approval of the issuance of Parent Common Stock pursuant to this Agreement by the stockholders of Parent, to perform their obligations under this Agreement; and the execution, delivery and, subject to approval of the issuance of Parent Common Stock pursuant to this Agreement by the stockholders of Parent, performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.5 VALID ISSUANCE. Subject to Section 1.5(d), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Form S-4 and Prospectus/Proxy Statement will, at the time the Form S-4 is declared effective, at the date the Prospectus/Proxy Statement is mailed to the stockholders of Parent or at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are provided) not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     3.7 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's certificate of incorporation or bylaws or Merger Sub's articles of incorporation or bylaws, or (ii) any resolution adopted by Parent's stockholders or Merger Sub's shareholders, Parent's or Merger Sub's board of directors or any committee of Parent's or Merger Sub's board of directors;

     (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject;

     (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Merger Sub or that otherwise relates to Parent's or Merger Sub's business or to any of the assets owned or used by Parent or Merger Sub;

     (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract of Parent or Merger Sub, or give any Person the right to (i) declare a default or exercise any remedy under any such material contract, (ii) accelerate the maturity or performance of any such material contract, or (iii) cancel, terminate or modify any such material contract; or

     (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Parent or Merger Sub (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent or Merger Sub).

Neither Parent nor Merger Sub is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     3.8 FEES AND EXPENSES. Except for Parent's engagement of Robertson Stephens & Company ("RS & Co."), Parent has not paid nor has it become obligated to pay any fee or commission to any broker, finder or like intermediary in connection with the transactions contemplated by this Agreement.

     3.9 NO MATERIAL ADVERSE CHANGE. Since the date of the last Parent SEC Document filed by Parent with the SEC, there has not been any material adverse change in Parent's business, condition, assets, liabilities, operations or financial performance, and to the Knowledge of Parent, no event has occurred that will, or would be reasonably expected to, have a Material Adverse Effect on Parent.

     3.10 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent is in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent. Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where failure to comply with such Legal Requirement has not had and will not have a Material Adverse Effect on Parent.

     3.11 LEGAL PROCEEDINGS. There is no Legal Proceeding pending, or to the Knowledge of Parent, threatened against Parent (i) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement, or (ii) that could reasonably be expected to have a Material Adverse Effect on Parent.

     3.12 BOARD APPROVAL. The board of directors of Parent has unanimously (i) approved this Agreement and the Merger, and (ii) determined that the Merger is in the best interests of the stockholders of Parent and is on terms that are fair to such stockholders.

     3.13 VOTE REQUIRED. The affirmative vote of a majority of the total votes cast at the Parent Stockholder Meeting at which a quorum is present is the only vote necessary by Parent's stockholders to approve this Agreement and the Merger.

     3.14 POOLING OF INTERESTS. Parent is not aware of any event, condition, fact or circumstance that to its Knowledge could prevent the Merger from being accounted for as a "pooling of interests" transaction for accounting purposes.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND THE SIGNING SHAREHOLDERS

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

     4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period, unless the Company obtains Parent's prior written consent as set forth below:

          (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

          (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

          (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

          (f) the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to grant stock options exercisable for the purchase of not more than an aggregate of 25,000 shares of Company Common Stock to employees in accordance with its past practices, (y) to issue Company Common Stock to employees upon the exercise of outstanding Company Options, and (z) to issue shares of Company Common Stock upon the conversion of shares of Preferred Stock);

          (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

          (h) neither the Company nor any of the Signing Shareholders shall amend or permit the adoption of any amendment to the Company Articles or the Company Bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Preferred Stock);

          (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 per month;

          (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, other than Material Contracts for the sale or license of the Company's products to customers in the ordinary course of the Company's business and consistent with the Company's past practices, or
     (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Contract;

          (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, other than pursuant to Contracts for the sale or license of the Company's products to customers in the ordinary course of the Company's business and consistent with the Company's past practices, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

          (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may make routine borrowings under its line of credit with Silicon Valley Bank in the ordinary course of business or to pay Company Transaction Costs up to $200,000);

          (n) except as set forth in Section 5.14, the Company shall not (i) establish, adopt or amend any Plan, (ii) pay any bonus, other than regular bonuses pursuant to the commission plans of certain of the Company's sales, consulting and customer support employees, or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (other than normal scheduled increases to employees who are not officers), or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $75,000.

          (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

          (p) the Company shall not make any Tax election;

          (q) the Company shall not commence or settle any material Legal Proceeding;

          (r) the Company shall not repay any portion of, or otherwise make any payments with respect to, the Bridge Loan;

          (s) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(r)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(a)" through "(s)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

     4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

     (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

          (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or

     (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of the Company or any of the Signing Shareholders; and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

     4.4 NO NEGOTIATION. During the Pre-Closing Period, neither the Company nor any of the Signing Shareholders shall, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction (provided, however, that response to an inquiry or proposal by doing no more than saying that the Company is a party to this Agreement and that under this Agreement the Company is prohibited from soliciting, encouraging, discussing, considering, entertaining or accepting any such inquiry or proposal shall not in itself be deemed participating in discussions with the other Person in violation of this Agreement); or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction with respect to the Company that is received by the Company or any of the Signing Shareholders during the Pre-Closing Period.

     4.5 COMPANY SHAREHOLDER APPROVAL. The Company will call the Company Shareholder Meeting, to be held after the Form S-4 shall have been declared effective by the SEC and on or before the date of the Parent Stockholder Meeting, to submit this Agreement, the Merger and related matters for the consideration and approval of the Company's shareholders. Subject to the fiduciary obligations of the Company's directors, the Form S-4 will include a statement to the effect that the Company's board of directors has recommended that the Company's shareholders vote for the Merger. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law Legal Requirements.

     4.6 PROSPECTUS/PROXY STATEMENT. The Company will mail to its shareholders in a timely manner, for the purpose of considering and voting upon the Merger at the Company Shareholder Meeting, the Prospectus/Proxy Statement that is contained in the Form S-4 at the time that it is declared effective or as subsequently amended or supplemented. The Company will promptly provide to Parent all information relating to its business or operations necessary for inclusion in the Prospectus/Proxy Statement to satisfy all requirements of applicable state and federal securities laws. None of the information relating to the Company or its officers and directors contained in any document, certificate or other writing furnished or to be furnished by the Company and included in (i) the Prospectus/Proxy Statement at the time the Proxy Statement is mailed or at the time of the Company Shareholder Meeting to vote on the Merger or at the Effective Time, as then amended or supplemented, or (ii) the Form S-4 at the time the Form S-4 becomes effective or at the Effective Time, as then amended or supplemented, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were provided, not misleading or necessary to correct any statement that has become false or misleading in any earlier communication with respect to the solicitation of proxies for the Company Shareholder Meeting or the Parent Stockholder Meeting.

     4.7 EMPLOYEE RETENTION PROGRAM. During the Pre-Closing Period, the Company will not modify its existing employee retention program delivered to and approved by Parent on the date of this Agreement (the "Retention Plan"), and will not adopt any employee retention plan without Parent's prior written consent.

     4.8 BONUS LETTERS. The Company shall use its best efforts (but shall not be required to provide any inducement other than that offered by the Bonus Letter) to ensure that each of the individuals identified by the Company on the date of this Agreement to receive a bonus pursuant to the Retention Plan has executed and delivered to the Company and Parent no later than the Closing Date, a Bonus Letter ("Bonus Letter") in form and substance approved by Parent and the Company on the date of this Agreement; and the Company shall inform each of such employees that no Company employee who has not executed and delivered a Bonus Letter is eligible to receive a bonus under the Retention Plan until such employee executes and delivers a Bonus Letter.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

     5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Parent shall (upon request) promptly deliver to the Company a copy of each such filing made, each such notice given and each such Consent obtained by Parent or Merger Sub during the Pre-Closing Period; and the Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     5.2 STOCKHOLDER APPROVAL. Parent will call the Parent Stockholders Meeting to be held within 40 days after the Form S-4 shall have been declared effective by the SEC, to submit the issuance of Parent Common Stock in connection with the Merger and related matters for the consideration and approval of the Parent's stockholders. Subject to the fiduciary obligations of the Parent's directors, the Form S-4 will include a statement to the effect that the Parent's board of directors has recommended that the Parent's stockholders vote in favor of the Merger. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

     5.3 PROSPECTUS/PROXY STATEMENT. Parent will mail to its stockholders in a timely manner, for the purpose of considering and voting upon the issuance of Parent Common Stock in connection with the Merger at the Parent Stockholders Meeting, the Prospectus/Proxy Statement that is contained in the Form S-4 at the time that it is declared effective. Parent will prepare and file the Proxy Statement/Prospectus with the SEC as promptly as practicable, and use its best reasonable efforts to cause the Form S-4 to become effective as soon after such filing as practicable. In this regard, Parent will advise the Company promptly of any comments, whether oral or written, received from the SEC with respect to the Form S-4 and will also advise the Company promptly as to the time at which the Form S-4 becomes effective and of the issuance by the SEC of any stop order suspending the effectiveness of the Form S-4 or the institution of any proceedings for such purpose and will use its reasonable best efforts to prevent the issuance of any stop order and to obtain as soon as possible the lifting thereof if issued. Until the Effective Time, Parent will advise the Company promptly of any requirement of the SEC for any amendment or supplement of the Form S-4 or for additional information, and will not at any time file any amendment of or supplement to the prospectus contained therein, or to the prospectus filled pursuant to Rule 424(b) of the Securities Act (the "Prospectus"), that shall not have been previously submitted to the Company a reasonable time prior to the proposed filing thereof or to which the Company shall reasonably object or that is not in compliance in all material respects with the Securities Act and the rules and regulations issued by the SEC thereunder. None of the information relating to Parent (or, to the best knowledge of Parent, any other person, contained in any document, certificate or other writing furnished or to be furnished by Parent) included in (i) the Prospectus/Proxy Statement at the time the Prospectus/Proxy Statement is mailed or at the time of the meeting of Parent's stockholders to vote on the Merger or at the Effective Time, as then amended or supplemented, or (ii) the Form S-4 at the time the Form S-4 becomes effective or at the Effective Time, as then amended or supplemented, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were provided, not misleading or necessary to correct any statement that has become false or misleading in any earlier communication with respect to the solicitation of proxies for the Company Shareholder Meeting and the Parent Stockholder Meeting. From and after the date the Form S-4 becomes effective and until the Effective Time, if any event known to Parent occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or if it is necessary at any time to amend the Form S-4 or the Prospectus to comply with the Securities Act, Parent will promptly notify the Company and will prepare an amended or supplemented Form S-4 or Prospectus, which will correct such statement or omission, and will use its reasonable best efforts to cause any such amendment to become effective as promptly as possible. The Prospectus/Proxy Statement as it relates to the Company will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder in effect at the time the Prospectus/Proxy Statement is mailed.

     5.4 STATE SECURITIES LAW COMPLIANCE. Parent shall use all commercially reasonable efforts to (a) qualify, prior to the Closing Date, the Parent Common Stock to be issued pursuant to the Merger under state blue sky laws of every jurisdiction of the United States in which (i) any registered shareholder of the Company has an address on the records of the Company, as of the date of this Agreement, and (ii) a Nasdaq National Market or other applicable exemption from the qualification requirements under such laws is unavailable with respect to the issuance of Parent Common Stock in the Merger, and (b) qualify, prior to the Closing Date, the Assumed Options to be assumed pursuant to the Merger under the state blue sky laws of every jurisdiction of the United States in which (i) the records of the Company, as of the date of this Agreement, indicate that a holder of such Assumed Options resides, and (ii) a Nasdaq National Market or other applicable exemption from the qualification requirements under such laws is unavailable.

     5.5  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

     (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

          (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of Parent; and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.5(a) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

     5.6 POOLING OF INTERESTS. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests."

     5.7 AFFILIATE AGREEMENTS. Each Signing Shareholder shall execute and deliver to Parent, and the Company shall use all commercially reasonable efforts to cause each other Company-Affiliated Person identified on Exhibit H-3 (and any other Person that Parent notifies the Company may reasonably be deemed to be an "Affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit H-1. Parent shall use all commercially reasonable efforts to cause each Parent-Affiliated Person listed on Exhibit H-3 and each other Person that could reasonably be deemed to be an "Affiliate" of Parent for purposes of the Securities Act to execute and deliver to Parent, as promptly as practical after execution of this Agreement, an Affiliate Agreement in the form of Exhibit H-2.

     5.8  ALL COMMERCIALLY REASONABLE EFFORTS. During the Pre-Closing Period,
(a) the Company and the Signing Shareholders shall each use all commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall each use all commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.9 TAX MATTERS. Prior to the Closing, (a) Parent and the Company shall execute and deliver, to Cooley Godward Castro Huddleson & Tatum ("Cooley Godward") and to Wilson, Sonsini, Goodrich & Rosati, P.C. ("Wilson Sonsini"), tax representation letters in substantially the forms of Exhibits I-1 and I-2 (which will be used in connection with the legal opinions contemplated by Sections 6.6(m) and 7.3(b)), and (b) each of the Signing Shareholders and other CompanyAffiliated person listed on Exhibit H-3 shall execute and deliver to Parent a Continuity of Interest Certificate in the form of Exhibit J.

     5.10 AMENDED AND RESTATED EMPLOYMENT AGREEMENT. The Company CEO Agreement shall be in full force and effect as of the Effective Time.

     5.11 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.12 CONVERSION AGREEMENTS. The Conversion Agreements shall be in full force and effect as of the Effective Time.

     5.13 RELEASE. At the Closing, each of the Signing Shareholders shall deliver to the Company a Release in the form of Exhibit J executed by such Signing Shareholders.

     5.14 TERMINATION OF EMPLOYEE PLANS. The Company shall terminate the "1995 Management Incentive Plan proposal" described in Part 2.15 of the Disclosure Schedule (the "Bonus Plan") so that it shall no longer be in effect after December 31, 1995 and shall ensure that no employee or former employee of the Company has any rights under such Bonus Plan that will accrue after December 31, 1995.

     5.15 ACCESS AND INVESTIGATION. During the Pre-Closing Period, Parent shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (b) provide Parent's and the Company's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request.

     5.16 COMPANY PLANS. Subject to Section 5.14, the Plans listed on Part 2.15 of the Disclosure Schedule (the "Company Benefit Plans") that are in effect at the date of this Agreement shall, to the extent practicable, remain in effect until the Company's employees are allowed to participate in comparable Parent employee plans and benefit arrangements. Parent shall use commercially reasonable efforts to arrange that, as soon as practicable after the Effective Time, benefit arrangements and employee plans provide the same or a comparable benefit or plan to each employee of the Company as is provided to Parent's employees who are similarly situated. The Parent benefit arrangements and employee plans shall give full credit for each participant's period of service with the Company and each trade or business (whether or not incorporated) under common control (within the meaning of Section 4001(b)(1) of ERISA) or treated as a single employer under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") with the Company prior to the Effective Time for all purposes for which such service was recognized under the Company Benefit Plans prior to the Effective Time. From and after the Effective Time, Parent and the Surviving Corporation shall provide employees of the Company and its ERISA Affiliates with the opportunity to participate in any employee stock option or other incentive compensation plan of Parent and its ERISA Affiliates on substantially the same terms and subject to substantially the same conditions as are available to similarly situated employees of Parent.

     5.17  INDEMNIFICATION.

     (a) Parent shall cause the Surviving Corporation to keep in effect provisions in the Company Articles and Company Bylaws in effect on the date of this Agreement providing for exculpation of director and officer liability and indemnification of each person who is entitled to the benefit of the indemnification provisions set forth in the Company Articles or Company Bylaws (the "Indemnified Parties"), to the fullest extent now or hereafter permitted under California Law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

     (b) The Surviving Corporation shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 5.17.

     (c) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the Company Articles or Company Bylaws, under California Law or otherwise. The provisions of this Section shall survive the consummation of the Merger and are expressly intended to benefit each of the Indemnified Parties.

     (d) The Surviving Corporation shall comply with all obligations of the Company under the indemnity agreements, if any, between the Company and its directors and executive officers on the date of this Agreement. The term "Surviving Corporation" shall be deemed to include its successors and assigns.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), except, in each such case, for such inaccuracies as would neither have, nor reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on the Company.

     6.2 PERFORMANCE OF COVENANTS. The Company shall have performed and complied in all material respects on or before the Closing with all of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing without taking into account any specific materiality or similar qualifications set forth in such covenants (except for any failures to perform or comply that do not, singly or in the aggregate, cause a Material Adverse Effect).

     6.3 COMPANY SHAREHOLDER APPROVAL. The number of shares of Company Common Stock and shares of Company Preferred Stock that are or may become "dissenting shares" within the meaning of Section 1300 of the California Corporation Code shall not exceed, respectively, 10% of the shares of Company Common Stock and 10% of the shares of Company Preferred Stock outstanding immediately prior to the Effective Time.

     6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.5 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any change since the date of this Agreement that constitutes a Material Adverse Effect on the Company, and there shall have been no material adverse adjustments in the September 30 Audited Financial Statements from the Unaudited Financial Statements delivered by the Company to Parent prior to the date of this Agreement.

     6.6 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of Exhibit G-1, executed by the Persons identified on Exhibit G-3 and by any other Person who Parent notifies the Company may be deemed to be an "Affiliate" of the Company for purposes of the Securities Act;

          (b) A Release in the form of Exhibit J, executed by each of the Signing Shareholders;

          (c) Conversion Agreements in the form of Exhibit F, executed by the Company and holders of not less than the percentages of each series of Preferred Stock specified in Section 2.27 hereof;

          (d) The General Escrow Agreement in the form of Exhibit K executed by the Company and Indemnifying Shareholders' Agent;

          (e) The Merger Expenses Escrow Agreement in the form of Exhibit N executed by the Company and Indemnifying Shareholder's Agent;

          (f) Each of the Bridge Notes, together with related releases of security interests and other liens in form satisfactory in form and substance to Parent, so that Parent may repay the Bridge Loan;

          (g) the FIRPTA statement referred to in Section 5.11(a), executed by the Company;

          (h) Continuity of Interest Certificates in the form of Exhibit I, executed by the Signing Shareholders;

          (i) a legal opinion of Wilson Sonsini, dated as of the Closing Date, in the form of Exhibit L);

          (j) a legal opinion of Cooley Godward (or, if Cooley Godward for any reason does not render such legal opinion, a legal opinion of Wilson Sonsini, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.8(a) and the Continuity of Interest Certificates referred to in Section 6.5(j));

          (k) a letter from KPMG Peat Marwick LLP, confirming as of the Closing Date that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (l) a certificate executed by the Chairman and by the President of the Company containing their representation and warranty on behalf of the Company that the conditions set forth in Sections 6.1 through 6.5 have been duly satisfied (the "Company's Closing Certificate"); and

          (m) written resignations of all directors of the Company, effective as of the Effective Time.

     6.7 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.12(b).

     6.8 FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order and the Prospectus/Proxy Statement shall on the Closing Date not be subject to any proceedings commenced or threatened by the SEC.

     6.9 PARENT STOCKHOLDER APPROVAL. The issuance of Parent Common Stock in the Merger shall have been approved and adopted by Parent's stockholders in accordance with all applicable Legal Requirements and Parent's certificate of incorporation and Company Bylaws.

     6.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.11 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any Material Adverse Effect or other materiality, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any Material Adverse Effect or other materiality, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), except, in case, for such inaccuracies as would neither have, nor would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on Parent.

     7.2 PERFORMANCE OF COVENANTS. Parent and Merger Sub shall have performed and complied in all material respects on or before the Closing with all of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing without taking into account any specific materiality or similar qualifications set forth in such covenants (except for any failures to perform or comply that do not, singly or in the aggregate, cause a Material Adverse Effect).

     7.3  DOCUMENTS. The Company shall have received the following documents:

          (a) a legal opinion of Cooley Godward, dated as of the Closing Date, in the form of Exhibit M; and

          (b) a legal opinion of Wilson Sonsini (or, if Wilson Sonsini for any reason does not render such legal opinion, a legal opinion of Cooley Godward), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.8(a) and the Continuity of Interest Certificates referred to in Sections 5.8(b) and 6.6(j)).

     7.4 FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order and the Prospectus/Proxy Statement shall on the Closing Date not be subject to any proceedings commenced or threatened by the SEC.

     7.5 PARENT STOCKHOLDER APPROVAL. The issuance of Parent Common Stock in the Merger shall have been approved and adopted by Parent's stockholders in accordance with applicable law and Parent's Restated certificate of incorporation and Parent's bylaws.

     7.6 COMPANY SHAREHOLDER APPROVAL. The principal terms of this Agreement and the Merger shall have been approved and adopted by the Company's shareholders in accordance with all applicable Legal Requirements and the Company's Articles and Company Bylaws.

     7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on The Nasdaq National Market System.

     7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.9 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any change since the date of this Agreement that constitutes a Material Adverse Effect on Parent.

SECTION 8. TERMINATION

     8.1  TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

          (a) by Parent if there has been a material breach by the Company of any covenant or agreement of the Company or the Signing Shareholders set forth in this Agreement or in any other agreement or instrument delivered to Parent, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to the Company or which is not capable of being cured by the Scheduled Closing Time;

          (b) by the Company if there has been a material breach by Parent of any covenant or agreement of Parent in this Agreement, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to Parent or which is not capable of being cured by the Scheduled Closing Time;

          (c) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (d) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of the Company or any of the Signing Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (e) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (f) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Company or any of the Signing Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (g) by Parent if the Closing has not taken place on or before the Final Date (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

          (h) by the Company if the Closing has not taken place on or before the Final Date (other than as a result of the failure on the part of the Company or any of the Signing Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (i) by the mutual consent of Parent and the Company.

     As used herein, the Final Date shall be March 31, 1996, except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court that would prohibit or otherwise restrain consummation of the Merger shall have been issued and shall remain in effect on March 31, 1996, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to March 31, 1996, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction shall become final and non-appealable or June 30, 1996, so long as such party shall, at its own expense, use its best efforts to have such injunction dissolved.

     8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(e) or Section 8.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d), Section 8.1(f) or
Section 8.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3  EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement or of any obligation or liability arising pursuant to Section 8.4; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; provided however, that if a party receives the amount set forth in
Section 8.4(a) or (b), as applicable, such amount shall be credited toward any Damages recoverable by such party.

     8.4  BREAKUP FEE.

     (a) If the Company terminates this Agreement pursuant to Section 8.1(d), 8.1(f) or 8.1(h) by reason of the fact that any of the Closing conditions contained in Sections 7.1 or 7.2, have not been met, or the failure of the Closing condition contained in Section 7.5 under any of the following circumstances: (i) Parent has materially breached any covenant contained in
Section 5.2 or the covenant in Section 5.8(b) as it pertains to the condition in
Section 7.5, (ii) Parent's Board of Directors has failed to recommend or has withdrawn its recommendation to Parent's stockholders to approve the issuance of Parent Common Stock in the Merger, or (iii) any Person has publicly announced a proposed Acquisition Transaction with Parent as the party to be acquired conditioned upon the abandonment of the Merger or the failure of Parent's stockholders to approve the Merger; or by reason of the failure of the Closing condition contained in Section 6.6(k) under circumstances in which the acts of Parent or any of its affiliates, not consented to in writing by the Company, were done with the Knowledge that they could reasonably be expected to cause and in fact did cause the failure of such condition; and in the circumstances of such termination, all of the Closing conditions contained in Section 6 (except the condition contained in Section 6.9) would have otherwise been met, Parent shall pay to the Company within fifteen (15) business days after such termination in cash the sum of $1,200,000, plus the Company's documented out-of-pocket expenses incurred through the date of termination in connection with this Agreement and the transactions contemplated thereby (as evidenced by written notice accompanied by such documentation and delivered to Parent by the Company within ten (10) business days of such termination).

     (b) If Parent terminates this Agreement pursuant to Section 8.1(c), 8.1(e) or 8.1(g) by reason of the fact that any of the Closing conditions in Sections 6.1, 6.2, 6.4, 6.6(a) through (h), 6.6(m) or 6.7 have not been met, or the failure of the Closing condition contained in Section 6.3 under any of the following circumstances: (i) the Company has materially breached any covenant contained in Section 4.5 or the covenant in Section 5.8(a) as it pertains to the condition in Section 6.3, (ii) the Company's Board of Directors has withdrawn its recommendation to the Company's shareholders to approve the Merger, or (iii) any Person has publicly announced a proposed Acquisition Transaction with the Company as the party to be acquired conditioned upon abandonment of the Merger or the failure of the Company's shareholders to approve the Merger; or by reason of the failure of the Closing condition contained in Section 6.6(k) under circumstances in which the acts of the Company or any of its affiliates, not consented to in writing by Parent, were done with the knowledge that they could reasonably be expected to cause and did in fact cause the failure of such condition; and in the circumstances of such termination, all of the Closing conditions contained in Section 7 (except the condition contained in Section 7.6) would have otherwise been met, the Company shall pay to Parent within fifteen (15) business days after such termination in cash the sum of $1,200,000, plus Parent's documented out-of-pocket expenses incurred through the date of termination in connection with this Agreement and the transactions contemplated thereby (as evidenced by written notice accompanied by such documentation and delivered to the Company by Parent within ten (10) business days of such termination).

SECTION 9. INDEMNIFICATION, ETC.

     9.1  SURVIVAL OF REPRESENTATIONS, ETC.

     (a) The representations and warranties made by the Company shall survive the Closing and shall expire on the Expiration Date; provided, however, that if, at any time prior to the Expiration Date, any Indemnitee (acting in good faith) delivers to the Indemnifying Shareholders' Agent and the Escrow Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Expiration Date, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

     (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

     (c) For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

     9.2  INDEMNIFICATION BY INDEMNIFYING SHAREHOLDERS.

     (a) From and after the Effective Time (but subject to Section 9.1(a)), the Indemnifying Shareholders shall severally and not jointly in proportion and to the extent of such Indemnifying Shareholder's pro rata share of the General Escrow Amount hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty of the Company in this Agreement or in any other agreement or instrument delivered by the Company to Parent pursuant to this Agreement; (ii) any breach of any covenant or obligation of the Company or any of the Signing Shareholders (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above

(including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

     (b) The Indemnifying Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach. Parent acknowledges and agrees that the Indemnifying Shareholders shall not be liable more than once for the same Damages if more than one of the Indemnitees suffer or incurs the same Damages.

     9.3  THRESHOLD; CEILING.

     (a) The Indemnifying Shareholders shall not be required to make any indemnification payment from the General Escrow Amount pursuant to Section 9.2(a) for any inaccuracy in or breach of any of the Company's representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $200,000 in the aggregate. If the total amount of such Damages exceeds $200,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the total amount of such Damages.

     (b) The maximum liability of the Indemnifying Shareholders under Section 9.2(a) for breaches of the representations and warranties set forth in Section 2 shall be equal to, and shall in no event exceed, the General Escrow Amount.

     9.4 SATISFACTION OF INDEMNIFICATION CLAIM. In the event the Indemnifying Shareholders shall have any liability (for indemnification or otherwise) to any Indemnitee under this Section 9, the Escrow Agent shall satisfy such liability by delivering to such Indemnitee the number of shares of Parent Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) the Designated Parent Stock Price (as defined in Section 1.5(b)(ix) and as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent between the Effective Time and the date such liability is satisfied).

     9.5 NO CONTRIBUTION. Each Indemnifying Shareholder waives, and acknowledges and agrees that such Indemnifying Shareholder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such Indemnifying Shareholder may become subject under or in connection with this Agreement.

     9.6 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which the Indemnifying Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

          (a) if such claim or Legal Proceeding is covered by the provisions of
     Section 9.2 hereof, all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively from the General Escrow Amount;

          (b) each Indemnifying Shareholder shall make available to Parent any documents and materials in such Indemnifying Shareholder's possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

          (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Indemnifying Shareholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Indemnifying Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Indemnifying Shareholders' Agent shall not limit any of the obligations of the Indemnifying Shareholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     9.7 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. MISCELLANEOUS PROVISIONS

     10.1 INDEMNIFYING SHAREHOLDERS' AGENT. Parent and the Company hereby agree that F. Gibson Myers, Jr. shall act as the agent for purposes of Section 9 and
Section 10.4 of this Agreement (the "Indemnifying Shareholders' Agent"). Parent and the Escrow Agent shall be entitled to deal exclusively with the Indemnifying Shareholders' Agent on all matters relating to Section 9 and Section 10.4 and the General Escrow Agreement and Merger Expenses Escrow Agreement (together, the "Escrow Agreements"), and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document with respect to Section 9 and Section 10.4 or the Escrow Agreements executed or purported to be executed on behalf of any Indemnifying Shareholder by the Indemnifying Shareholders' Agent, and on any other action with respect to Section 9 and Section 10.4 or the Escrow Agreements taken or purported to be taken on behalf of any Indemnifying Shareholder by the Indemnifying Shareholders' Agent, as fully binding upon such Indemnifying Shareholder. If the Indemnifying Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Indemnifying Shareholders, then Mayfield VI of which F. Gibson Myers, Jr. is a general partner, shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent and the Escrow Agent of the identity of such successor. Any such successor shall become the "Indemnifying Shareholders' Agent" for purposes of Section 9 and Section 10. If for any reason there is no Indemnifying Shareholders' Agent at any time, all references herein to the Indemnifying Shareholders' Agent shall be deemed to refer to Indemnifying Shareholders who received a majority of the shares of Parent Common Stock (including shares of Parent Common Stock issuable upon exercise of Assumed Options) received by Indemnifying Shareholders. The Signing Shareholders shall reimburse the Indemnifying Shareholders' Agent on a pro rata basis (based upon the percentage of each Signing Shareholder on Attachment A to the General Escrow Agreement compared to the aggregate percentages of all Signing Shareholders on Attachment A) for all reasonable expenses (including attorney's fees) incurred by the Indemnifying Shareholders' Agent in connection with the performance of his duties under the General Escrow Agreement.

     10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 FEES AND EXPENSES. Subject to Section 10.4 below, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger.

     10.4  INDEMNIFICATION FOR CERTAIN MERGER EXPENSES.

     (a) The Indemnifying Shareholders shall severally and not jointly in proportion and to the extent of such Indemnifying Shareholder's pro rata share of the Merger Expenses Escrow Amount hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse the Indemnitees for, any amounts paid either by the Company or by any Indemnitee, whether before or after the Closing Date, in respect of (i) legal and accounting fees and expenses, and expenses of UBS as referenced in Section 2.23 above, incurred by the Company (in the aggregate, "Company Transaction Costs") to the extent that such Company Transaction Costs exceed $750,000 (such excess amount, "Company Excess Transaction Costs"); and (ii) the Company Excess Employee Expenses. The Merger Expenses Escrow Amount shall be held and administered pursuant to the Merger Expenses Escrow Agreement. No later than the Closing Date, the Company shall deliver to Parent a schedule (the "Preliminary Transaction Costs Schedule") identifying each Person to whom the Company has paid or for whose account the Company has incurred Company Transaction Costs, and reflecting the amount actually paid or owed or estimated to be owed to each such Person. Parent acknowledges and agrees that the Indemnifying Shareholders shall not be liable more than once for the same Company Excess Merger Expenses if the Company and/or one or more of the Indemnitees become responsible for the same Company Excess Merger Expenses. To the extent that the Company actually pays any Company Excess Merger Expenses for which the Indemnitees are entitled to be indemnified hereunder, Parent may request that indemnification in respect thereof be made to Parent.

     (b) With respect to liabilities of the Indemnifying Shareholders to any Indemnitee under this Section 10.4, the Escrow Agent shall satisfy such liability by delivering to such Indemnitee the number of shares of Parent Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) the Designated Parent Stock Price (as defined in Section 1.5(b)(iv) and as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent between the Effective Time and the date such liability is satisfied).

     (c) The escrow under the Merger Expenses Escrow Agreement will terminate upon the earliest to occur of (i) exhaustion of the Merger Expenses Escrow Amount in payment of all or a portion of the liabilities of the Indemnifying Shareholders to the Indemnitees pursuant to this Section 10.4, (ii) ninety (90) days after the Effective Time, or (iii) the date of delivery by Parent to the Indemnifying Shareholders' Agent and the Escrow Agent of a final update to the Preliminary Transaction Costs Schedule (the "Final Transaction Costs Schedule") along with a demand for return to Parent out of the Merger Expenses Escrow Amount of any shares of Parent Common Stock to which Parent is entitled under this Section 10.4 as of the time of the delivery of the Final Transaction Costs Schedule. The Final Transaction Costs Schedule shall be prepared and delivered by Parent within (10) days after the date on which Parent or the Surviving Corporation has received final invoices, marked as such, or a written statement that payment in full with respect to Company Transaction Costs has been received from UBS; Wilson, Sonsini, Goodrich & Rosati; Ernst & Young LLP and any other party identified in the Preliminary Transaction Costs Schedule.

     (d) In the event that the Merger Expenses Escrow Amount is insufficient to satisfy the indemnification obligations of the Indemnifying Shareholders under this Section 10.4, any additional amounts for which indemnification is due shall be paid out of the General Escrow Amount by the Escrow Agent returning shares of Parent Common Stock to Parent, calculated using the Designated Parent Stock Price (without regard to the threshold in Section 9.3 of this Agreement).

     10.5 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.6 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth as follows (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     IF TO PARENT:
          Caere Corporation
          100 Cooper Court
          Los Gatos, California 95030
          Attention: Chief Financial Officer
          Facsimile: (408) 395-5263

     WITH A COPY TO:
          Cooley Godward Castro Huddleson & Tatum
          Five Palo Alto Square
          3000 El Camino Real
          Palo Alto, California 94306
          Attention: Lee F. Benton, Esq.
          Facsimile: (415) 857-0663

     IF TO THE COMPANY:
          ViewStar Corporation
          1101 Marina Village Parkway
          Alameda, California 94501
          Attention: President
          Facsimile: (510) 337-2222

     WITH A COPY TO:
          Wilson Sonsini Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, California 94304
          Attention: Robert B. Jack, Esq.
          Facsimile: (415) 493-6811

if to any of the Signing Shareholders at its address or facsimile as set forth under its name on Exhibit A.

     10.7 CONFIDENTIALITY. On and at all times after the Closing Date, each Signing Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Signing Shareholder's possession that relates to the business of the Company or Parent.

     10.8  TIME OF THE ESSENCE. Time is of the essence of this Agreement.

     10.9 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.11 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California, without giving effect to principles of conflicts of laws.

     10.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Signing Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); the holders of Assumed

Options (to the extent set forth in Section 1.6); the holders of the Company Warrants (to the extent set forth in Section 1.7); the holders of the Bridge Notes (to the extent set forth in Section 1.8); Parent; Merger Sub; the other Indemnitees (subject to Section 9.8); and the respective successors and assigns (if any) of the foregoing. From and after the Closing Date, parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.13 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.14  WAIVER.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.15 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by the party to be bound thereby.

     10.16 PUBLIC ANNOUNCEMENTS. Upon execution of this Agreement, Parent and the Company promptly will issue a joint press release approved by both parties announcing the Merger. Thereafter, Parent or the Company may issue such press releases, and make such other disclosures regarding the Merger, as it determines (after consultation with legal counsel) are required under applicable securities laws or NASD rules; provided however, that a draft of any such press release shall be provided to the other party and its counsel as far as practicable in advance of its release and the comments of such other party shall be taken into consideration.

     10.17 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.18 PARTIES IN INTEREST. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.19 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement executed by of Parent and the Company on July 25, 1995 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

     10.20  CONSTRUCTION.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of October 23, 1995.

                                          CAERE CORPORATION,
                                            a Delaware corporation
                                          By:

                                            Robert G. Teresi
                                            Chairman of the Board and
                                            Chief Executive Officer

                                          VIEWSTAR ACQUISITION CORP.,
                                            a California corporation
                                          By:

                                            Blanche M. Sutter
                                            Chief Financial Officer

                                          VIEWSTAR CORPORATION,
                                            a California corporation
                        By:
                                          Print
                               Name:
                                          Title:

                                          SIGNING SHAREHOLDERS:

                                          Kamran Kheirolomoom

                                          Mark Perry

                                          MAYFIELD FUND
                                          By:
                                          Print Name:
                                          Title:

                                          INMAN & BOWMAN
                                          By:
                                          Print Name:
                                          Title:

                                          WONGFRATRIS COMPANY
                                          By:
                                          Print Name:
                                          Title:

                                   EXHIBIT A

                              SIGNING SHAREHOLDERS

                              NUMBER OF    NUMBER OF   NUMBER OF   NUMBER OF   NUMBER OF    NUMBER     WARRANTS TO   OPTIONS TO
                              SHARES OF    SHARES OF   SHARES OF   SHARES OF   SHARES OF   OF SHARES    PURCHASE      PURCHASE
                                COMMON     SERIES A    SERIES B    SERIES C    SERIES D    OF SERIES     COMMON        COMMON
      NAME AND ADDRESS        STOCK HELD     HELD        HELD        HELD        HELD       E HELD     STOCK HELD    STOCK HELD
----------------------------  ----------   ---------   ---------   ---------   ---------   ---------   -----------   ----------
Kamran Kheirolomoom             397,000           0           0           0           0           0            0       300,000
  1101 Marina Village Pkwy
  Alameda, CA 94501
Mark Perry                      100,000           0           0           0           0           0            0       600,000
  2606 Jackson Street
  San Francisco, CA 94115
Mayfield Fund                         0           0           0     918,919     840,210     724,206       82,556             0
  2800 Sand Hill Road,
  Ste. 250
  Menlo Park, CA 94025
  Attn: F. Gibson Myers, Jr.
Inman & Bowman                   33,784      34,000      30,303     567,568     647,536     220,205       50,960             0
  4 Orinda Way
  Building D, Suite 150
  Orinda, CA 94563
  Attn: D. Kirkwood Bowman
Wongfratris Company              10,135     266,667      90,909      40,540     254,118     154,780       22,650             0
  51 Jordan Place
  Palo Alto, CA 94303
  Attn: Hon Wong
                                -------     -------     -------    ---------   ---------   ---------     -------       -------
        Totals:                 540,919     300,667     121,212    1,527,027   1,741,864   1,099,191     156,166       900,000
                                =======     =======     =======    =========   =========   =========     =======       =======

                                   EXHIBIT B

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit B):

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

          (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

          (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Reorganization and Merger made and entered into as of October 9, 1995, by and among Parent, Merger Sub, the Company and the Signing Shareholders to which this Exhibit B is attached.

     APPLICABLE FRACTION. "Applicable Fraction" shall have the meaning given it in Section 1.5(b)(iii) of the Agreement.

     ASSUMED OPTIONS. "Assumed Options" shall have the meaning given it in
Section 1.6(b) of the Agreement.

     BANK WARRANTS. "Bank Warrants" shall mean the Series C Warrant, the Series D Warrant and the Series E Warrant, taken together.

     BRIDGE LOAN. "Bridge Loan" shall mean the Secured Subordinated Promissory Notes dated June 1, 1995, in the aggregate principal amount of $2,000,000, issued by the Company to certain shareholders of the Company pursuant to that certain Note and Warrant Purchase Agreement dated May 18, 1995 among the Company and the Investors listed on Schedule A thereto.

     BRIDGE WARRANTS. "Bridge Warrants" shall mean the warrants exercisable for the purchase of an aggregate of 250,000 shares of the Company Common Stock at a price of $0.60 per share issued on June 1, 1995 in connection with the Bridge Loan.

     CLOSING. "Closing" shall have the meaning given it in Section 1.3 of the Agreement.

     CLOSING DATE. "Closing Date" shall have the meaning given it in Section 1.3 of the Agreement.

     CODE. "Code" shall have the meaning given it in Recital B of the Agreement.

     COMPANY. The "Company" shall mean ViewStar Corporation, a California corporation.

     COMPANY ARTICLES. "Company Articles" shall mean the Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of California on August 16, 1993, as amended through June 5, 1995.

     COMPANY BENEFIT PLANS. "Company Benefit Plans" shall have the meaning given it in Section 5.16 of the Agreement.

     COMPANY BYLAWS. "Company Bylaws" shall mean the bylaws of the Company adopted by the Board of Directors on February 28, 1986, as amended through January 4, 1995, in effect in the date of this Agreement.

     COMPANY CEO AGREEMENT. "Company CEO Agreement" shall mean the Amended and Restated Employment Agreement of the Company's CEO in the form approved by Parent as of the signing of this Agreement and executed by the Company and the Company's CEO, dated October 9, 1995.

     COMPANY'S CLOSING CERTIFICATE. "Company's Closing Certificate" shall have the meaning given it in Section 6.6(l) of the Agreement.

     COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock ($.01 par value) of the Company, 20,000,000 shares of which are authorized.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company pursuant to Section 2 of the Agreement.

     COMPANY EXCESS EMPLOYEE EXPENSES. "Company Excess Employee Expenses" shall mean the aggregate of any and all of the following expenses that may be paid by the Company, Parent or the Surviving Corporation, whether before or after the Closing Date: (a) All costs and expenses arising from or as a result of the Company CEO Agreement (including without limitation the cost, if any, to Parent of any foregone tax benefit that would have accrued to Parent but for the fact that any payment or benefit (including accelerated option vesting) received or to be received by the Company's CEO under the Company CEO Agreement constitutes a "parachute payment" within the meaning of the Code) to the extent that the aggregate amount of such costs and expenses exceeds $500,000; (b) all costs and expenses arising from or as a result of the Employment Agreement by and between the Company and Mark Perry, dated May 18, 1994, as amended on September 25, 1995 (the "Perry Employment Agreement") (including without limitation the cost, if any, to Parent of any foregone tax benefit that would have accrued to Parent but for the fact that any payment or benefit (including accelerated option vesting) received or to be received by Mark Perry under the Perry Employment Agreement constitutes a "parachute payment" within the meaning of the Code) to the extent that the aggregate amount of such costs and expenses exceeds $400,000; (c) any amounts paid to Phil Sakakihara prior to the Closing Date in excess of regular salary, benefits and bonus, or after the Closing Date as severance pay or in respect of any claim for severance pay, as provided under his offer letter from the Company dated June 13, 1994 and (d) all amounts paid or to be paid under the Retention Plan that exceed in the aggregate $740,000.

     COMPANY EXCESS MERGER EXPENSES. "Company Excess Merger Expenses" shall mean the aggregate of Company Excess Employee Costs and Company Excess Transaction Costs.

     COMPANY EXCESS TRANSACTION COSTS. "Company Excess Transaction Costs" shall have the meaning given it in Section 10.4(a).

     COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" shall have the meaning given them in Section 2.4 of the Agreement.

     COMPANY OPTIONS. "Company Options" shall have the meaning given it in
Section 1.6 of the Agreement.

     COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the $.01 per value Preferred Stock of the Company, 9,395,146 shares of which have been authorized.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     COMPANY SHAREHOLDER MEETING. "Company Shareholder Meeting" shall have the meaning given it in Section 4.5 of the Agreement.

     COMPANY TRANSACTION COSTS. "Company Transaction Costs" shall have the meaning given it in Section 10.4(a) of the Agreement.

     COMPANY WARRANTS. "Company Warrants" shall mean the Bridge Warrants, the EDS Warrants and the Bank Warrants, taken together.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     CONVERSION AGREEMENT. "Conversion Agreement" shall mean each of the Preferred Conversion Agreements in the form of Exhibit F to the Agreement executed by the Company and the holders of the Company's Preferred Stock.

     DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     DESIGNATED PARENT STOCK PRICE. "Designated Parent Stock Price" shall have the meaning given it in Section 1.5(b)(ix) of the Agreement.

     EDS WARRANT. "EDS Warrant" shall mean the warrant exercisable for the purchase of 25,000 shares of Company Common Stock at a price of $4.00 per share, issued on July 27, 1994 to Electronic Data Systems Corporation ("EDS") in full satisfaction of the Company's obligations under Section 6.1 of the Software and Services Agreement dated March 28, 1994 between the Company and EDS.

     EFFECTIVE TIME. "Effective Time" shall have the meaning given it in Section
1.3 of the Agreement.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     ESCROW AGENT. "Escrow Agent" shall mean the First National Bank of Boston or another escrow agent mutually agreed upon by Parent and the Company.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     EXPIRATION DATE. "Expiration Date" shall mean (a) as to the representations and warranties contained in Sections 2.4, 2.7 and 3.3(b) of the Agreement, the earlier of (i) the date KPMG Peat Marwick formally issues its opinion in Parent's report on Form 10-K for the first fiscal year which includes financial results with Parent and the Company combined and (ii) the date 135 days following the Closing Date; and (b) as to all other representations and warranties contained in Sections 2 and 3 of the Agreement, the date 135 days following the Closing Date (such date of expiration in both cases being referred to as the "Expiration Date" herein).

     FINAL DATE. "Final Date" shall have the meaning given it in Section 8.1 of the Agreement.

     FINAL TRANSACTION COSTS SCHEDULE. "Final Transaction Costs Schedule" shall have the meaning given it in Section 10.4(c) of the Agreement.

     FORM S-4. "Form S-4" shall have the meaning given it in Section 1.9 of the Agreement.

     GENERAL ESCROW AGREEMENT. "General Escrow Agreement" shall mean the agreement by and among the Escrow Agent, Parent, the Company and the Indemnifying Shareholders' Agent, dated the date of this Agreement, pursuant to which the Escrow Agent will hold and dispense the General Escrow Amount.

     GENERAL ESCROW AMOUNT. "General Escrow Amount" shall mean ten percent (10%) of all shares of Parent Common Stock being received by shareholders of the Company and 10% of all shares of Parent Common Stock received by holders of Vested Option Shares when such Vested Option Shares are issued, in connection with the Merger.

     GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or any distributor or other reseller to any Governmental Body or under which any Governmental Body or any such prime contractor or subcontractor or distributor or reseller otherwise has or may acquire any right or interest.

     GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     INDEMNIFYING SHAREHOLDERS. "Indemnifying Shareholders" shall mean all shareholders of the Company entitled to receive shares of Parent Common Stock pursuant to the Merger and all holders of Vested Option Shares who receive Parent Common Stock pursuant to the Merger.

     INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)," "(b)" and "(c)" above; provided, however, that the Signing Shareholders shall not be deemed to be "Indemnitees."

     KNOWLEDGE. An individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) such individual would reasonably be expected to be aware of such fact or other matter assuming reasonable inquiry of any facts or circumstances actually known to such person which cause such person to doubt the accuracy of any particular fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has any time served during 1995, as a member of the Board of Directors, officer or director-level employee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Person's business, condition, assets, liabilities or operations, financial performance.

     MATERIAL CONTRACTS. "Material Contracts" shall have the meaning given them in Section 2.10 (a) of the Agreement.

     MERGER EXPENSES ESCROW AGREEMENT. "Merger Expenses Escrow Agreement" shall mean the agreement by and among the Escrow Agent, Parent, the Company and the Indemnifying Shareholders' Agent, dated the Closing Date, in the form of Exhibit N hereto, pursuant to which the Escrow Agent will hold and dispense the Merger Expenses Escrow Amount.

     MERGER EXPENSES ESCROW AMOUNT. "Merger Expenses Escrow Amount" shall mean three percent (3%) of all shares of Parent Common Stock being received by shareholders of the Company and 3% of all shares of Parent Common Stock received by holders of Vested Company Options in connection with the Merger.

     MERGER SUB. "Merger Sub" shall mean ViewStar Acquisition Corp., a California corporation.

     PARENT. "Parent" shall mean Caere Corporation, a Delaware corporation.

     PARENT COMMON STOCK. "Parent Common Stock" shall mean the $.001 par value Common Stock of Parent, 30,000,000 shares of which are authorized.

     PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent pursuant to Section 3 of the Agreement.

     PARENT PREFERRED STOCK. "Parent Preferred Stock" shall mean the $.001 par value Preferred Stock of Parent, 2,000,000 shares of which are authorized.

     PARENT SEC DOCUMENTS. "Parent SEC Documents" shall have the meaning given it in Section 3.3(a) of the Agreement.

     PARENT STOCKHOLDER MEETING. "Parent Stockholder Meeting" shall mean the meeting of the stockholders of Parent held in accordance with Section 5.2 of the Agreement.

     PERSON. "Person" shall mean any individual, Entity or Governmental Body.

     PLAN OR PLANS. "Plan or Plans" shall have the meanings set forth in Section 2.15(a) of the Agreement.

     PRECLOSING PERIOD. "Preclosing Period" shall have the meaning given it in
Section 4.1 of the Agreement.

     PRELIMINARY TRANSACTION COSTS SCHEDULE. "Preliminary Transaction Costs Schedule" shall have the meaning given it in Section 10.4(a) of the Agreement.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

     PROSPECTUS/PROXY STATEMENT. "Prospectus/Proxy Statement" shall have the meaning given it in Section 1.9 of the Agreement.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     RETENTION PLAN. "Retention Plan" shall have the meaning given it in Section
4.7 of the Agreement.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     SERIES A PREFERRED STOCK. "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Company, 526,667 shares of which are authorized.

     SERIES B PREFERRED STOCK. "Series B Preferred Stock" shall mean the Series B Preferred Stock of the Company, 415,142 shares of which are authorized.

     SERIES C PREFERRED STOCK. "Series C Preferred Stock" shall mean the Series C Preferred Stock of the Company, 2,660,081 shares of which are authorized.

     SERIES C WARRANT. "Series C Warrant" shall mean the Warrant of the Company exercisable for the purchase of 10,000 shares of Series C Preferred Stock at a price of $1.85 per share, issued on September 25, 1989 to Silicon Valley Bank ("SVB").

     SERIES D PREFERRED STOCK. "Series D Preferred Stock" shall mean the Series D Preferred Stock of the Company, 3,993,256 shares of which are authorized.

     SERIES D WARRANT. "Series D Warrant" shall mean the warrant of the Company exercisable for the purchase of 13,814 shares of Series D Preferred Stock at a price of $2.40 per share, issued on October 31, 1991 to SVB.

     SERIES E PREFERRED STOCK. "Series E Preferred Stock" shall mean the Series E Preferred Stock of the Company, 1,800,000 shares of which are authorized.

     SERIES E WARRANTS. "Series E Warrants" shall mean the warrants of the Company exercisable for the purchase of 5,000 and 22,468 shares of Series E Preferred Stock at a price of $3.90 per share, issued on September 25, 1994 and June 1, 1995, respectively, to SVB.

     SIGNING SHAREHOLDERS. "Signing Shareholders" shall mean the shareholders and warrant holders of the Company identified in Exhibit A.

     STOCK PLANS. "Stock Plans" shall have the meaning given it in Section 1.6(a) of the Agreement.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     UBS. "UBS" shall have the meaning given it in Section 2.23 of the Agreement.

     VESTED OPTION SHARES. Vested Option Shares" shall mean the number of shares of Company Common Stock subject to Company Options that are vested as of the Closing Date, including without limitation, all shares of Company Common Stock subject to Company Options the vesting of which is accelerated or continued without regard to continued status as an employee (according to the terms of employment agreements, employment offer letters, or any other agreement between the Company and any holder of such Company Options) by reason of the Merger or as a result of the Merger.

                                   EXHIBIT C

                          FORM OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              VIEWSTAR CORPORATION

                                       I.

     The name of this corporation is ViewStar Corporation.

                                      II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     The corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000).

                                      IV.

     (a) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

     (c) Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                   EXHIBIT D

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

DIRECTORS: Robert G. Teresi
          Blanche M. Sutter

EXECUTIVE OFFICERS:

Chairman and Chief Executive Officer    Robert G. Teresi
President                               Steven C. Humphreys
Chief Financial Officer                 Blanche M. Sutter
Secretary                               Blanche M. Sutter

                                    EXHIBIT E

                              SHAREHOLDER AGREEMENT


         THIS SHAREHOLDER AGREEMENT (the "Agreement") is being executed and delivered as of October 9, 1995, by the undersigned Shareholders (each a "Shareholder") in favor of CAERE CORPORATION, a Delaware corporation ("Caere").

                                    RECITALS

         A. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of October 9, 1995, by and among Caere, ViewStar Corporation, a California corporation, ViewStar Acquisition Corp., a California corporation and a wholly owned subsidiary of Caere ("Merger Sub"), and certain shareholders of ViewStar (the "Reorganization Agreement"), Merger Sub is merging into ViewStar on the Closing Date (the "Merger"). In connection with the Merger, Shareholder and ViewStar's other shareholders are exchanging all of their shares of stock of ViewStar for shares of Common Stock of Caere, and as a result of the Merger ViewStar is becoming a wholly owned subsidiary of Caere.

         B. In connection with the Merger, it is a condition of the Reorganization Agreement that certain principal Shareholders of ViewStar will agree to vote their Shares (as defined below) in favor of the Merger.

         C. To comply with the Reorganization Agreement and to induce Caere to proceed to consummate the Merger, Shareholders have agreed to certain matters, including to vote all shares of ViewStar capital stock held by each such Shareholder (the "Shares") in favor of the Merger.

                                    AGREEMENT

         In consideration of the foregoing premises, which are hereby incorporated into this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, each Shareholder, severally and not jointly, hereby agrees as follows:

         1. REPRESENTATIONS OF SHAREHOLDERS. Each Shareholder, severally and not jointly, represents that such Shareholder (i) is the holder and beneficial owner of that number of Shares set forth under such Shareholder's signature below, and (ii) has full power and authority to make, enter into and carry out the terms of this Agreement.

         2. AGREEMENT TO VOTE SHARES. Each Shareholder shall vote such Shareholder's Shares and any of such Shareholder's New Shares (as defined in Section 5 below), and shall cause any holder of record of such Shareholder's Shares or New Shares to vote in favor of approval of the Merger and the other actions and transactions contemplated by the Reorganization Agreement (including, without limitation, any amendment of ViewStar's Restated

Articles of Incorporation required in connection therewith) at every meeting of the shareholders of ViewStar called for such purpose (and every adjournment thereof) or by written consent in lieu of such a meeting or otherwise (a "Shareholder Vote").

         3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, each Shareholder agrees to deliver to Caere a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in Section 705 of the California General Corporation Law and shall be deemed to be coupled with an interest, with the total number of Shares beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by Shareholder set forth therein.

         4. TRANSFER AND ENCUMBRANCE. Each Shareholder agrees, severally and not jointly, not to transfer, sell, offer or otherwise dispose of or encumber any of its Shares or New Shares prior to the earlier of (i) the effective date of the Merger and (ii) the date the Reorganization Agreement shall have been terminated in accordance with its terms.

         5. ADDITIONAL PURCHASES. Each Shareholder agrees, severally and not jointly, that any new shares of ViewStar capital stock acquired or purchased by such Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares. For purposes of this Agreement, the term "New Shares" shall mean any shares of ViewStar capital stock that a Shareholder purchases, otherwise acquires beneficial ownership of, or acquires the right to vote or share in the voting of, after the execution of this Agreement, including without limitation through the exercise of any options or warrants to purchase ViewStar capital stock.

         6. SPECIFIC PERFORMANCE. Each Shareholder acknowledges, severally and not jointly, that (a) it will be impossible to measure in money the damage to Caere if a Shareholder fails to comply with any of the obligations imposed by this Agreement, (b) every such obligation is material, and (c) in the event of any such failure, Caere will not have an adequate remedy at law or damages and, accordingly, each Shareholder agrees, severally and not jointly, that injunctive relief or any other equitable remedy ordered by a court, in addition to remedies at law or damages, is the appropriate remedy for any such failure.

         7. NOTICES. Any notice or other communication required or permitted to be delivered to Shareholder or Caere under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number as follows (or to such other address or facsimile number as such party shall have specified in a written notice given to the other party):

                 IF TO CAERE:                Caere Corporation
                                             100 Cooper Court
                                             Los Gatos, CA  95030
                                             Attention:  Chief Financial Officer
                                             Facsimile:  (408) 395-5263

                 IF TO VIEWSTAR:             ViewStar Corporation
                                             1101 Marina Village Parkway
                                             Alameda, CA  94501
                                             Attention:
                                             Facsimile:  (510) 337-2222

                 IF TO SHAREHOLDER           AT ITS ADDRESS OR FACSIMILE AS SET
                                             FORTH UNDER ITS SIGNATURE BELOW.

         8. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

         9. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, without giving effect to principles of conflicts of laws.

         10. ENTIRE AGREEMENT. This Agreement and the Proxy set forth the entire understanding of each Shareholder and Caere relating to the subject matter hereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof.

         11. WAIVER. No failure on the part of Caere or any Shareholder to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Caere or any Shareholder in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Caere nor any Shareholder shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         13. FURTHER ASSURANCES. Each Shareholder shall execute and/or cause to be delivered to Caere such instruments and other documents and shall take such other actions as Caere may reasonably request to effectuate the intent and purposes of this Agreement.

         14. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Caere and Shareholder.

         15. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which the prevailing party may be entitled.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         17. TERMINATION. This Agreement shall terminate upon the earlier to occur of the Merger or the termination of the Reorganization Agreement in accordance with its terms and all of the provisions hereof shall terminate at such time.

         18. EFFECTIVENESS OF SHAREHOLDER AGREEMENT. Each Shareholder's agreement hereunder is a separate agreement and the representations and covenants of each Shareholder apply only to such Shareholder and not to any other Shareholder. The action (or inaction) by one Shareholder shall have no effect on the rights or obligations of any other Shareholder.

         19. ASSIGNMENT. This Agreement and all obligations hereunder are personal to each Shareholder and may not be transferred or assigned by a Shareholder at any time. Caere may, with Shareholder's written consent, which consent shall not be unreasonably withheld, assign its rights under this Agreement to any entity in connection with any sale or transfer of all or a substantial portion of Caere's assets to such entity.

         20. BINDING NATURE. Subject to Section 19, this Agreement will be binding upon Shareholders and Shareholders' representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Caere and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first written above.


                                            SHAREHOLDER


                                            ------------------------------------
                                            [Shareholder Name]


                                            By:
                                               ---------------------------------

                                            Print Name:
                                                       -------------------------

                                            Title:
                                                  ------------------------------

                                            Address:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                            Attention:
                                                      --------------------------

                                            Facsimile:
                                                      --------------------------


Shares of ViewStar Beneficially Owned:

Common Stock:
             -------------------
Series A Preferred Stock:
                         -------------------
Series B Preferred Stock:
                         -------------------
Series C Preferred Stock:
                         -------------------
Series D Preferred Stock:
                         -------------------
Series E Preferred Stock:
                         -------------------

                                    EXHIBIT A
                            LIMITED IRREVOCABLE PROXY

         The undersigned shareholder of ViewStar Corporation, a California corporation ("ViewStar"), hereby irrevocably (to the extent provided in Section 705 of the California General Corporation Law) appoints Robert G. Teresi and Blanche M. Sutter, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote the shares of capital stock of ViewStar beneficially owned by the undersigned, which shares are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof or after the date hereof, but only with respect to the Merger (as defined below) and the other transactions contemplated by the Reorganization Agreement (as defined below)(collectively, the "Identified Matters"), until such time as that certain Agreement and Plan of Merger and Reorganization dated as of October 9, 1995 (the "Reorganization Agreement"), among Caere Corporation, a Delaware corporation ("Caere"), ViewStar, ViewStar Acquisition Corp. and certain shareholders of ViewStar, providing for the merger of ViewStar Acquisition Corp., a California corporation and a wholly-owned subsidiary of Caere with and into ViewStar (the "Merger"), shall be terminated in accordance with its terms or the Merger is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked, but only to the extent that they relate to the Identified Matters, and no subsequent proxies will be given with respect to the Identified Matters. This proxy is irrevocable (to the extent provided in Section 705 of the California General Corporation Law) and is granted in connection with that certain Shareholder Agreement dated as of October 9, 1995 between Caere, ViewStar and the undersigned shareholder, and is granted in consideration of Caere entering into the Reorganization Agreement. The attorneys and proxies named above will be empowered at any time prior to the earlier to occur of the Merger or the termination of the Reorganization Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned with respect to the Shares, but only with respect to the Identified Matters, at every meeting of the shareholders of ViewStar (and every adjournment thereof) or by written consent in lieu of such a meeting, or otherwise, to vote the Shares in favor of approval of the Merger and the other actions and transactions contemplated by the Reorganization Agreement (including, without limitation, any amendment of ViewStar's Restated Articles of Incorporation required in connection therewith).

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:  October 9, 1995                        SHAREHOLDER


                                               ---------------------------------
                                               [Shareholder Name]

                                               By:
                                                  ------------------------------
                                               Print Name:
                                                          ----------------------
                                               Title:
                                                     ---------------------------
                                                           (if applicable)


Shares of ViewStar Beneficially Owned:
Common Stock:
             -------------------
Series A Preferred Stock:
                         -------------------
Series B Preferred Stock:
                         -------------------
Series C Preferred Stock:
                         -------------------
Series D Preferred Stock:
                         -------------------
Series E Preferred Stock:
                         -------------------

                                  EXHIBIT F

                              VIEWSTAR CORPORATION

                         PREFERRED CONVERSION AGREEMENT


         This Preferred Conversion Agreement (the "Agreement") is made and entered into as of October 8, 1995 by and among ViewStar Corporation, a California corporation (the "Company"), and the Investors listed on Exhibit A hereto (each individually an "Investor" and collectively, the "Investors"). The parties agree as follows:

         1. DEFINITIONS. For purposes of this Agreement and the exhibits hereto, the following definitions shall apply:

         "Acquiror" means Caere Corporation, a Delaware corporation.

         "Closing" means the date and time at which the Merger is consummated.

         "Preferred Stock" means all Preferred Stock of the Company, including that Preferred Stock issuable upon exercise of warrants to purchase Preferred Stock of the Company.

         "Merger" means the merger of the Company with or into the Acquiror or a subsidiary of the Acquiror.

         2. CONVERSION OF PREFERRED STOCK. At the Closing each Investor agrees to convert into Common Stock no less than the number of shares of each Series of Preferred Stock held by such Investor as set forth on Exhibit 1 hereto.

         3.      RESTRICTIONS ON TRANSFER; INDEMNIFICATION.

                 3.1 Stop Transfer Order. Each Investor hereby authorizes the transfer agent for the shares of capital stock of the Company to impose a "stop transfer" order on any proposed transfer of any shares of Preferred Stock unless the transferee is made aware of and agrees to be bound by the terms of this Agreement.

                 3.2 Indemnification. Each Investor agrees to indemnify and hold harmless the Company from any damage or loss caused by any transfer of shares of Preferred Stock in contravention to the terms of this Agreement.

         4.      GENERAL.

                 4.1 Specific Performance. Each of the parties acknowledge that all other parties hereto will be irreparably damaged in the event that the provisions of this Agreement are not specifically enforced. Accordingly, should any dispute arise pursuant this Agreement, the parties agree that specific performance shall be an appropriate remedy in addition to any other remedies which any party may have.

                 4.2 Successors and Assigns. The terms and conditions of this Agreement shall benefit and bind the respective successors and permitted assigns of the parties.

                 4.3 Governing Law. This Agreement shall be governed by the laws of the State of California applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

                 4.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one instrument.

                 4.5 Representation by Counsel. Each party to this Agreement acknowledges that it has had the opportunity to obtain the advice of independent legal counsel.

                 4.6 Waiver of Conflict of Interest. Each Investor is aware that Wilson, Sonsini, Goodrich & Rosati ("WSGR") may have previously performed and may continue to perform certain legal services for certain of the Investors in addition to the Company. In addition, WSGR may have obtained confidential information of any such Investor material to WSGR's representation of the Company in connection with this Agreement and the Merger. By signing this Agreement, each Investor and the Company hereby waives any conflict of interest arising out of such representation or such possession of confidential information.

                 4.7 Amendments and Waivers. Any term of this Agreement may be amended or waived by Investors holding a majority of the Preferred Stock acting as a single class and by the Company. Any such amendment or waiver will be binding on all Investors.

                 4.8 Severability. If any provision is unenforceable, such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable, and shall be construed to achieve the intended result of the unenforceable provision to the maximum extent possible.

                 4.9 Entire Agreement. This Agreement, together with all exhibits hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof.


COMPANY:

VIEWSTAR CORPORATION


By:
   --------------------------------

Title:
      -----------------------------

INVESTORS:



-----------------------------------
Harvey Allen



-----------------------------------
J.E. Ardell III

-----------------------------------
Katherine August



Sally Rosati Banks, Trustee Under the Sally Rosati
Banks Trust Agreement Dated 06/20/90

By:
   --------------------------------

Title:
      -----------------------------


-----------------------------------
Michael Crosno



-----------------------------------
Thomas W. Clement



-----------------------------------
Charles Daniels



-----------------------------------
Christina L. Darwall



-----------------------------------
William Demas



-----------------------------------
David M. De Wilde

GC&H Partners

By:
   --------------------------------

Title:
      -----------------------------



-----------------------------------
William Hart



-----------------------------------
Gregory L. Henson



HQTP Strategic Investments

By:
   --------------------------------

Title:
      -----------------------------



Inman & Bowman

By:
   --------------------------------

Title:
      -----------------------------



Inman & Bowman Entrepreneurs

By:
   --------------------------------

Title:
      -----------------------------

Institutional Venture Management IV

By:
   --------------------------------

Title:
      -----------------------------



Institutional Venture Partners IV

By:
   --------------------------------

Title:
      -----------------------------



Kane & Co.

By:
   --------------------------------

Title:
      -----------------------------

Mayfield Associates                         Mayfield Associates II

By:                                         By:
   --------------------------------            ---------------------------------

Title:                                      Title:
      -----------------------------               ------------------------------



Mayfield VI

By:
   --------------------------------

Title:
      -----------------------------



Mayfield VII

By:
   --------------------------------

Title:
      -----------------------------

J.P. Morgan Investment Corporation

By:
   --------------------------------------------

Title:
      -----------------------------------------


-----------------------------------------------
Karen L. Palmer


William James Perry and Leonilla Green
Perry, Trustees of the Perry Living Trust
Dated May 14, 1990

By:
   --------------------------------------------

Title:
      -----------------------------------------


Mario M. Rosati, Trustee of the Mario M. Rosati
Trust U/D/T/ Dated January 5, 1990

By:
   --------------------------------------------

Title:
      -----------------------------------------



-----------------------------------------------
Steven R. Russell


Sequoia XVIII

By:
   --------------------------------------------

Title:
      -----------------------------------------

Sequoia XX

By:
   --------------------------------------------

Title:
      -----------------------------------------

Sequoia XXI

By:
   --------------------------------

Title:
      -----------------------------


Sequoia XXIII

By:
   --------------------------------

Title:
      -----------------------------


Sequoia XXIV

By:
   --------------------------------

Title:
      -----------------------------


Sequoia Capital IV

By:
   --------------------------------

Title:
      -----------------------------


Sequoia Technology Partners II

By:
   --------------------------------

Title:
      -----------------------------



-----------------------------------
Douglas Snyder

Stanford University

By:
   --------------------------------

Title:
      -----------------------------



Technology Partners West Fund II, a
California Limited Partnership

By:
   --------------------------------

Title:
      -----------------------------



Technology Partners West Fund III
a California Limited Partnership

By:
   --------------------------------

Title:
      -----------------------------


Technology Partners West Fund IV
a California Limited Partnership            T.P.W. Venture Partners IX

By:                                         By:
   --------------------------------            ---------------------------------

Title:                                      Title:
      -----------------------------               ------------------------------



-----------------------------------
Richard Weisinger



-----------------------------------
David W. Wheeler



-----------------------------------
Abra  Wilkins

Wongfratris Company

By:
   --------------------------------

Title:
      -----------------------------



WS Investment Company 87A

By:
   --------------------------------

Title:
      -----------------------------

                                  Series A  Series B   Series C    Series D(1)      Series D(2)      Series E(1)      Series E(2)
                                                                 orig. purchased  orig. purchased  orig. purchased  orig. purchased
                                                                     9/29/89          10/31/91         8/16/93          9/13/94
-----------------------------------------------------------------------------------------------------------------------------------
INMAN & BOWMAN                      34,000   30,303     567,568      316,483          167,428           46,164           38,786
     Inman & Bowman                 33,660   30,000     556,217      310,152          164,080           45,703           38,138
     I & B Entrepreneurs               340      303      11,351        6,331            3,348              461              648

INST. VENTURE PARTNERS                                  567,568      192,802          107,520           57,468           22,996
     IVP IV                                             559,054        2,892          105,907           56,606           22,351
     IVM IV                                               8,514      189,910            1,613              862              645

MAYFIELD FUND                                           918,919      333,222          191,846          120,575          162,796
    Mayfield Associates                                  36,757       13,329            7,674                             2,326
    Mayfield Associates Fund II                                                                          5,000            1,379
    Mayfield VI                                         882,162      319,893          184,172                           129,829
    Mayfield VII                                                                                       115,575           29,262

J.P. MORGAN CAPITAL                                                                   830,197                            31,238

SEQUOIA CAPITAL                                         258,962       73,935           42,113           14,857           10,414
    Sequoia Capital IV                                  234,638       66,541           37,401           13,307            8,572
    Sequoia Tech. Partners II                            14,865        4,437            2,827              930            1,105
    Sequoia XVIII                                         9,459
    Sequoia XX                                                         2,957
    Sequoia XXI                                                                         1,885
    Sequoia XXIII                                                                                          620
    Sequoia XXIV                                                                                                            737

TECHNOLOGY PARTNERS                 66,666  151,512     216,216      125,682          164,654           43,194           18,469
     Tech Partners West Fund II     33,333   60,606     108,108                                                           6,460
     Tech Partners West Fund III    33,333   60,606     108,108                                                           6,460
     Tech Partners West Fund IV                                      125,682          164,654                             5,549
     TPW Venture Partners IX                 30,300
     Technology  Partners II                                                                             8,639
     Technology Partners III                                                                             8,639
     Technology  Partners IV                                                                            25,916

WONGFRATRIS COMPANY                266,667   90,909      40,540      157,876           96,242           34,342           17,201

J.E. Ardell                         10,000
Christina Darwall                   16,000
Perry                               20,000
Michael Crosno                               36,363
Mario Rosati                                    454
Sally Rosati Banks                              455
WS Investments                                8,181
GC&H Partners                                             5,000
William Hart                                  6,060
Stanford University                                      12,000
Steven Russell                                            2,500

Other Preferred Holders*
===============================================================================================================================
                     Totals:       413,333  324,237   2,589,273    1,200,000        1,600,000          316,600          301,900

*  Does not include Warrants for Preferred Stock

                                   EXHIBIT G-1

                      FORM OF VIEWSTAR AFFILIATE AGREEMENT


         THIS AFFILIATE AGREEMENT (this "Agreement") is being executed and delivered by _______________________________ ("Affiliate") as of October __,
1995 in favor of and for the benefit of CAERE CORPORATION, a Delaware corporation ("Caere").


                                    RECITALS

         A. Affiliate is a shareholder [and an officer and director] of ViewStar Corporation, a California corporation ("ViewStar").

         B. Caere, ViewStar Acquisition Corp., a California corporation and a wholly owned subsidiary of Caere ("Merger Sub"), ViewStar, Affiliate and certain other shareholders of ViewStar have entered into an Agreement and Plan of Merger and Reorganization dated as of October 9, 1995 (the "Reorganization Agreement") providing for the merger of Merger Sub with and into ViewStar (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, all outstanding shares of capital stock of ViewStar ("ViewStar Stock") will be converted into the right to receive shares of common stock of Caere ("Caere Common Stock"). It is accordingly contemplated that Affiliate will receive shares of Caere Common Stock in the Merger.

         C. It is a condition of the Reorganization Agreement that Affiliate execute this Agreement.

         D. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Reorganization Agreement.


                                    AGREEMENT

         1. ACCOUNTING TREATMENT. Affiliate understands and agrees that it is intended that the Merger will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Affiliate further understands that Affiliate may be deemed to be an "affiliate" of ViewStar: (a) for purposes of application of the pooling-of-interests requirements and (b) within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of either such conclusion. Accordingly, the shares of ViewStar Stock held, and Caere Common Stock to be held, may only be disposed of in conformity with the limitations described herein.

         2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Affiliate has been informed that the treatment of the Merger as a pooling of interests for financial accounting purposes is dependent upon the accuracy of Affiliate's representations and warranties set forth herein, and upon Affiliate's compliance with Affiliate's covenants set forth herein. Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Caere, ViewStar and their respective counsel and accounting firms.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE. Affiliate represents, warrants and covenants as follows:

                 (a) AUTHORITY. Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                 (b) SHARE OWNERSHIP. Exhibit A attached hereto accurately sets forth all shares of ViewStar Stock owned by Affiliate, including all ViewStar Stock as to which Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire ViewStar Stock owned or held by Affiliate.

                 (c) RULE 145. Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Caere Common Stock that Affiliate may acquire upon conversion of ViewStar Stock in the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Caere being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless:
                          (i) such transaction is permitted pursuant to Rule 145(c) and 145(d) under the Securities Act;

                          (ii) counsel representing Affiliate, which counsel is reasonably satisfactory to Caere, shall have advised Caere in a written opinion letter reasonably satisfactory to Caere and Caere's legal counsel, and upon which Caere and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;

                          (iii) a registration statement under the Securities Act covering the Caere Common Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act; or

                          (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate (sought by Affiliate or counsel to Affiliate, with a copy thereof and all other related communications delivered to Caere) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated.

                 (d) POOLING OF INTERESTS. Notwithstanding any other provision of this Agreement to the contrary, Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Affiliate's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any ViewStar Stock or any rights, options or warrants to purchase ViewStar Stock, or any Restricted Securities or other securities of Caere:

                          (i) during the thirty-day period immediately preceding the Closing Date of the Merger; and

                          (ii) until such time after the Effective Time of the Merger as Caere has publicly released a report including the combined financial results of Caere and ViewStar for a period of at least thirty days of combined operations of Caere and ViewStarrr within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Nothing in this paragraph will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement.

         4. LIMITED RESALES. Affiliate understands that, in addition to the restrictions imposed under Section 3 of this Agreement, the provisions of Rule 145 limit Affiliate's public resales of Restricted Securities, in the manner set forth in subsections (a), (b) and (c) below:

                 (a) Unless and until the restriction "cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Restricted Securities may only be made by Affiliate in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only: (i) while Caere meets the public information requirements of Rule 144(c); (ii) in brokers' transactions or in transactions with a market maker; and (iii) where the aggregate number of Restricted Securities sold at any time together with all sales of restricted Caere Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of (A) 1% of the Caere Common Stock outstanding or (B) the average weekly volume of trading in Caere Common Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

                 (b) Affiliate may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(2) if: (i) Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least two years after the Effective Time of the Merger; (ii) Affiliate is not an affiliate of Caere; and (iii) Caere meets the public information requirements of Rule 144(c).

                 (c) Affiliate may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(3) if Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least three years and is not, and has not been for at least three months, an affiliate of Caere.

                 (d) Caere acknowledges that the provisions of Section 3(c) of this Agreement will be satisfied as to any sale by the undersigned of the Restricted Securities pursuant to Rule 145(d), by a broker's letter and a letter from the undersigned with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that Caere has no reasonable basis to believe such sales were not made in compliance with such provisions of Rule 145(d).

         5. LEGENDS AND STOP TRANSFER. Affiliate also understands and agrees that stop transfer instructions will be given to Caere's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities legends stating in substance:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF OCTOBER __, 1995 AMONG CAERE, VIEWSTAR AND AFFILIATE, A COPY OF WHICH AFFILIATE AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF CAERE. CAERE WILL FURNISH, WITHOUT CHARGE, A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

After release of the report described in Section 3(d)(iii) hereof, certificates evidencing Restricted Securities may be surrendered for cancellation and reissuance with a legend referring only to the applicability of Rule 145(d) restrictions.

         6. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of ViewStar called with respect to the Merger, and at any adjournment thereof, and in every written consent solicited with respect to the Merger, Affiliate shall vote all ViewStar Stock owned or controlled by the undersigned in favor of approval of the Merger and any matters that could reasonably be expected to facilitate the Merger.

         7. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by confirmed facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows (or at such other address for a party as shall be specified by like notice):

         IF TO Caere:                              Caere Corporation
                                                   100 Cooper Court

                                                Los Gatos, California 95030
                                                Attn: Chief Executive Officer
                                                Facsimile No.:  (408) 395-5263

         With a copy to:                        Cooley Godward Castro
                                                Huddleson & Tatum
                                                Five Palo Alto Square
                                                Palo Alto, California 94306
                                                Attn: Lee F. Benton, Esq.
                                                Facsimile No.:  (415) 857-0663


         IF TO                                  At the address or facsimile set
         AFFILIATE:                             forth beneath Affiliate's
                                                signature below.


         8. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Caere shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Caere may be entitled at law or in equity.

         9. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect if the Reorganization Agreement is validly terminated in accordance with its terms without the Merger having occurred. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

         10. SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         11. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of laws.

         12. WAIVER. No failure on the part of Caere to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Caere in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Caere shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Caere; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         13. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         14. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Caere such instruments and other documents and shall take such other actions as Caere may reasonably request to effectuate the intent and purposes of this Agreement.

         15. ENTIRE AGREEMENT. This Agreement, the Reorganization Agreement and the other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Caere relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Caere relating to the subject matter hereof and thereof.

         16. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Caere and Affiliate.

         17. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Caere and its successors and assigns.

         18. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

         IN WITNESS WHEREOF, Affiliate has caused this Agreement to be duly executed on the day and year first above written.

                                          [AFFILIATE]


                                          Signature:
                                                    ----------------------------
                                          Print Name:
                                                     ---------------------------
                                          Title:
                                                --------------------------------
                                                     [if applicable]

                                          Address:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  Attention:
                                                            --------------------

                                                  Facsimile No.:
                                                                ----------------

                                    EXHIBIT A



Shares of ViewStar Stock Beneficially Owned by Affiliate:
Common Stock:
             -------------------
Series A Preferred Stock:
                         ---------------------
Series B Preferred Stock:
                         ---------------------
Series C Preferred Stock:
                         ---------------------
Series D Preferred Stock:
                         ---------------------
Series E Preferred Stock:
                         ---------------------
Options to purchase                shares of Common Stock
                    --------------
Warrants to purchase               shares of Common Stock
                     -------------

                                  EXHIBIT G-2

                           CAERE AFFILIATE AGREEMENT


         THIS AFFILIATE AGREEMENT (this "Agreement") is being executed and delivered by ______________________________ ("Affiliate") as of October 9, 1995
in favor of and for the benefit of CAERE CORPORATION, a Delaware corporation ("Caere").


                                    RECITALS

         A. Affiliate is a stockholder [and an officer and director] of Caere Corporation, a Delaware corporation ("Caere").

         B. Caere, ViewStar Acquisition Corp., a California corporation and a wholly owned subsidiary of Caere ("Merger Sub"), Viewstar Corporation, a California corporation ("Viewstar") Affiliate and certain stockholders of Viewstar have entered into an Agreement and Plan of Merger and Reorganization dated as of October 9, 1995 (the "Reorganization Agreement") providing for the merger of Merger Sub with and into Viewstar (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, all outstanding shares of capital stock of Viewstar will be converted into the right to receive shares of common stock of Caere ("Caere Common Stock").

         C. It is a condition of the Reorganization Agreement that Affiliate execute this Agreement.

         D. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Reorganization Agreement.


                                   AGREEMENT

         1. ACCOUNTING TREATMENT. Affiliate understands and agrees that it is intended that the Merger will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Affiliate further understands that Affiliate may be deemed to be an "affiliate" of Caere for purposes of application of the pooling-of-interests requirements, although nothing contained herein should be construed as an admission of either such conclusion. Accordingly, the shares of Caere Common Stock that Affiliate holds, may only be disposed of in conformity with the limitations described herein.


         2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Affiliate has been informed that the treatment of the Merger as a pooling of interests for financial accounting purposes is dependent upon the accuracy of Affiliate's representations and warranties set forth


                                       1.

herein, and upon Affiliate's compliance with Affiliate's covenants set forth herein. Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Caere, Viewstar and their respective counsel and accounting firms.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE. Affiliate represents, warrants and covenants as follows:

                 (a) AUTHORITY. Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                 (b) SHARE OWNERSHIP. Exhibit A attached hereto accurately sets forth all shares of Caere Common Stock owned by Affiliate, including all Caere Common Stock as to which Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire Caere Common Stock owned or held by Affiliate (collectively, the "Caere Securities").

                 (c) POOLING OF INTERESTS. Notwithstanding any other provision of this Agreement to the contrary, Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Affiliate's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Caere Securities or any rights, options or warrants to purchase any Caere Securities:

                          (i) during the thirty-day period immediately preceding the Closing Date of the Merger; and

                          (ii) until such time after the Effective Time of the Merger as Caere has publicly released a report including the combined financial results of Caere and Viewstar for a period of at least thirty days of combined operations of Caere and Viewstar within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Nothing in this paragraph will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement.

         4. STOP TRANSFER. Affiliate also understands and agrees that stop transfer instructions will be given to Caere's transfer agent with respect to certificates evidencing the Caere Securities. After release of the report described in Section 3(c)(ii) hereof, such stop transfer instructions will be promptly removed.

         5. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of Caere called with respect to the Merger, and at any adjournment thereof, and in every written consent solicited with respect to the Merger, Affiliate shall vote all Caere Common Stock owned or controlled by Affiliate in favor of approval of the Merger and any matters that could reasonably be expected to facilitate the Merger.


                                       2.

         6. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by confirmed facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows (or at such other address for a party as shall be specified by like notice):

         IF TO Caere:              Caere Corporation
                                   100 Cooper Court
                                   Los Gatos, California 95030
                                   Attn: Chief Executive Officer
                                   Facsimile No.: (408) 395-5263

         With a copy to:           Cooley Godward Castro Huddleson & Tatum
                                   Five Palo Alto Square
                                   Palo Alto, California 94306
                                   Attn: Lee F. Benton, Esq.
                                   Facsimile No.: (415) 857-0663


         IF TO                     At the address or facsimile set forth beneath
         AFFILIATE:                Affiliate's signature below.


         7. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Caere shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Caere may be entitled at law or in equity.

         8. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect if the Reorganization Agreement is validly terminated in accordance with its terms without the Merger having occurred. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

         9. SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.





                                       3.

         10. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of laws.

         11. WAIVER. No failure on the part of Caere to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Caere in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Caere shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Caere; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         13. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Caere such instruments and other documents and shall take such other actions as Caere may reasonably request to effectuate the intent and purposes of this Agreement.

         14. ENTIRE AGREEMENT. This Agreement, the Reorganization Agreement and the other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Caere relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Caere relating to the subject matter hereof and thereof.

         15. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Caere and Affiliate.

         16. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Caere and its successors and assigns.

         17. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.





                                       4.

         IN WITNESS WHEREOF, Affiliate has caused this Agreement to be duly executed on the day and year first above written.

                                        [AFFILIATE]


                                        Signature:
                                                  ------------------------------

                                        Print Name:
                                                   -----------------------------

                                        Title:
                                              ----------------------------------
                                               [if applicable]

                                        Address:
                                                      --------------------------
                                                      --------------------------
                                                      --------------------------
                                                      Attention:
                                                                ----------------
                                                      Facsimile No.:
                                                                    ------------





                                       5.

                                   EXHIBIT A



         Shares of Caere Common Stock Beneficially Owned by Affiliate:

         Common Stock:
                          ------------------------------

         Options to purchase              shares of Common Stock
                             ------------

         Warrants to purchase              shares of Common Stock
                              ------------

                                  EXHIBIT G-3

                    PERSONS TO EXECUTE AFFILIATE AGREEMENTS


                 VIEWSTAR AFFILIATES                                       CAERE AFFILIATES
-----------------------------------------------------   ------------------------------------------------------
D. Kirkwood Bowman                                      Serge L. Blanc
Steven Brooks                                           Dan D. Borozan
Gayle Crowell                                           James K. Dutton
Christina Darwall                                       Dean A. Hovey
Shirish Hardikar                                        Steven C. Humphreys
Inman & Bowman                                          Sidney S. Kahn
Institutional Venture Partners                          Chad  B. Kinzelberg
J.P. Morgan Investment Corporation                      Lawrence F. Lunetta
Kamran Kheirolomoon                                     Cary H. Masatsugu
Mayfield Fund                                           Wayne E. Rosing
F. Gibson Myers, Jr.                                    Blanche M. Sutter
Robert Pender                                           Robert G. Teresi
Mark Perry                                              Frederick W. Zuckerman
Hon Wong
Wongfratris Company

                                  EXHIBIT H-1

                       FORM OF TAX REPRESENTATION LETTER
                    TO BE EXECUTED BY PARENT AND MERGER SUB


                                                                          , 1995
                                                       -------------  ----


Cooley Godward Castro                                  Wilson, Sonsini, Goodrich
  Huddleson & Tatum                                     & Rosati, P.C.
Five Palo Alto Square                                  650 Page Mill Road
Palo Alto, CA  94306                                   Palo Alto, CA  94306


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (THE "REORGANIZATION AGREEMENT") DATED OCTOBER 9, 1995, AMONG CAERE CORPORATION, A DELAWARE CORPORATION ("PARENT"), VIEWSTAR ACQUISITION CORP., A CALIFORNIA CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF PARENT ("MERGER SUB"), VIEWSTAR CORPORATION, A CALIFORNIA CORPORATION (THE "COMPANY"), AND CERTAIN SHAREHOLDERS OF THE COMPANY AND THE RELATED AGREEMENT OF MERGER BETWEEN MERGER SUB AND THE COMPANY (THE "AGREEMENT OF MERGER").

Gentlemen:

         This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger (pursuant to Sections 5.8 and 7.3(b) of the Reorganization Agreement). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. The Reorganization Agreement and the Agreement of Merger, including exhibits and schedules attached thereto are collectively referred to as the "Agreements."

         After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Date of the Merger and thereafter where relevant:

         1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger.
In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the effective time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company or Merger Sub to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

         2. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

         3. Prior to the Merger, Parent will be in "Control" of Merger Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

         4. In the Merger, shares of stock of the Company representing Control of the Company will be exchanged solely for shares of voting stock of Parent. For purposes of this paragraph, shares of stock of the Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights or in lieu of fractional shares of Parent voting stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent;

         5. Parent has no plan or intention to cause the Company to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

         6. Other than with respect to shares acquired from terminated employees of the Company in the ordinary course of business, Parent has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

         7. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368- 2(j)(4), Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation including Parent or its affiliates; to sell, distribute or otherwise dispose of the stock of the Company; to cause the

Company to sell or otherwise dispose of the stock of the Company; or to cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub except for dispositions made in the ordinary course of business or payment of expenses incurred by the Company pursuant to the Merger;

         8. In the Merger, Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreements;

         9. Parent intends that, following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business;

         10. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or affiliates of Parent;

         11.     Parent is not an investment company within the meaning of
Section 368(a)(2)(F)(iii) and (iv) of the Code;

         12. No shareholder of the Company is acting as agent for Parent in connection with the Merger or the approval thereof; Parent will not reimburse any shareholder of the Company for any stock of the Company such shareholder may have purchased or for other obligations such shareholder may have incurred;

         13. Neither Parent nor Merger Sub is, or will be at the effective time of the Merger, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

         14. Merger Sub and Parent have no knowledge of, and believe that there does not exist, any plan or intention on the part of the Company's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its shareholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent Common Stock received in the Merger that would reduce the Company's shareholders' ownership of Parent Common Stock to a number of shares having a value as of the effective time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of stock of the Company. For purposes of this paragraph, shares of stock of the Company (i) with respect to which a stockholder of the Company receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding stock of the Company exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan;

         15. Except with respect to (i) payments of cash to shareholders of the Company perfecting dissenters' rights and (ii) payments of cash to shareholders of the Company in lieu of fractional shares of Parent Common Stock, one hundred percent (100%) of the stock of the Company outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Merger Sub and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for stock of the Company other than Parent Common Stock;

         16. The total fair market value of all consideration other than Parent Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights) will be less than ten percent (10%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

         17. The fair market value of the Parent Common Stock received by each stockholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by shareholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

         18. Merger Sub, Parent, the Company and the shareholders of the Company will each pay separately its or their own expenses relating to the Merger;

         19. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any stockholder of the Company in connection with the Merger;

         20. The terms of the Agreements are the product of arm's length negotiations;

         21. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any shareholder- employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

         22. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was made by such Stockholder on its own behalf and not as a representative, or for the benefit, of Parent; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations, was funded by such Stockholder's own assets, was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such Stockholder or any other party required or obligated to surrender to Parent the Company stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Parent the Parent Common Stock for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger and was entered into solely to satisfy the separate interests of such Stockholder and the seller; and

         23. Parent and Merger Sub are authorized to make all of the representations set forth herein.

         The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

         The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                        Very truly yours,

                                        CAERE CORPORATION, A
                                        DELAWARE CORPORATION

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        VIEWSTAR ACQUISITION CORP.,

                                        A               CORPORATION
                                         ---------------

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                  EXHIBIT H-2

                       FORM OF TAX REPRESENTATION LETTER
                         TO BE EXECUTED BY THE COMPANY

                                                   , 1995
                                        -----------


 Cooley Godward Castro                  Wilson, Sonsini, Goodrich & Rosati, P.C.
     Huddleson & Tatum                  650 Page Mill Road
 Five Palo Alto Square                  Palo Alto, CA  94306
 Palo Alto, CA  94306


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (THE "REORGANIZATION AGREEMENT"), DATED OCTOBER 9, 1995, AMONG CAERE CORPORATION, A DELAWARE CORPORATION ("PARENT"), VIEWSTAR ACQUISITION CORP., A CALIFORNIA CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF PARENT ("MERGER SUB"), VIEWSTAR CORPORATION, A CALIFORNIA CORPORATION (THE "COMPANY"), AND CERTAIN SHAREHOLDERS OF THE COMPANY, AND THE RELATED AGREEMENT OF MERGER BETWEEN THE COMPANY AND MERGER SUB (THE "AGREEMENT OF MERGER").

Gentlemen:

         This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger (pursuant to Sections 5.8 and 6.6(m) of the Reorganization Agreement). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement or the Agreement of Merger. The Reorganization Agreement and the Agreement of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Date of the Merger and thereafter where relevant:

         1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property


                                       1.

held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the effective time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company or Merger Sub to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

         2. Other than in the ordinary course of business or pursuant to its obligations under the Agreements, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period;

         3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

         4. On the effective time of the Merger, the Company will have no outstanding equity interests other than those disclosed in Section 2.3 of the Reorganization Agreement. At the time of the Merger, except as specified in the Agreements, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company stock or any other equity interest in the Company;

         5. In the Merger, shares of stock of the Company representing "Control" of the Company will be exchanged solely for shares of voting stock of Parent; on the Effective Date of the Merger, there will exist no rights to acquire the Company stock or to vote (or restrict or otherwise control the vote of) shares of stock of the Company which, if exercised, would affect Parent's acquisition and retention of Control of the Company. For purposes of this paragraph, shares of the stock of Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;





                                       2.

         6. The total fair market value of all consideration other than shares of Parent Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company shareholders perfecting dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be less than ten percent (10%) of the aggregate fair market value of shares of stock of the Company outstanding immediately prior to the Merger;

         7. The Company has no plan or intention to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

         8. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4), the Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business or to pay expenses incurred by the Company pursuant to the Merger;

         9. The Company intends to continue its historic business or use a significant portion of its historic business assets in a business following the Merger;

         10. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

         11. The fair market value of the Company's assets will, on the effective time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

         12. The Company is not and will not be on the effective time of the Merger an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

         13. The Company is not and will not be on the effective time of the Merger under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

         14. After due inquiry with its officers and directors, the Company has no knowledge of, and believes that there does not exist, any plan or intention on the part of shareholders of the Company (a "Plan") to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent Common Stock received in the Merger that would reduce ownership by shareholders of the Company of Parent Common Stock to a number of shares having a value as of the effective time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of the Company stock. For purposes of this paragraph, shares of the Company stock (i) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Parent





                                       3.

Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered outstanding shares of stock of the Company exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a Plan;

         15. Except with respect to (i) payments of cash to shareholders of the Company in lieu of fractional shares of Parent Common Stock, and (ii) payments of cash to shareholders of the Company perfecting dissenters' rights, one hundred percent (100%) of the shares of stock of the Company outstanding immediately prior to the Merger will be exchanged solely for shares of Parent Common Stock. Thus, except as set forth in the preceding sentence, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of stock of the Company other than shares of Parent Common Stock;

         16. The fair market value of the shares of Parent Common Stock received by each shareholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

         17. Merger Sub, Parent, the Company and the shareholders of the Company will each pay separately its or their own expenses relating to the Merger;

         18. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any shareholder of the Company in connection with the Merger;

         19. The terms of the Agreements are the product of arm's length negotiations;

         20. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

         21. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) to the best knowledge of the Company, (A) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller, and (C) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger;


                                       4.

         22. The Company is authorized to make all of the representations set forth herein.

         The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

         Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.

         The undersigned recognizes that your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                        Very truly yours,

                                        VIEWSTAR CORPORATION,
                                        A           CORPORATION
                                          ---------



                                        By:
                                             -----------------------------------

                                        Title:
                                                --------------------------------





                                       5.

                                   EXHIBIT I

                       CONTINUITY OF INTEREST CERTIFICATE

         The undersigned is aware that pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 9, 1995 (the "Reorganization Agreement"), made and entered into by and among CAERE CORPORATION, a Delaware corporation ("Parent"), VIEWSTAR ACQUISITION CORP., a California corporation ("Merger Sub"), VIEWSTAR CORPORATION, a California corporation ("the Company"), and certain shareholders of the Company, it is contemplated that Merger Sub will merge with and into the Company in a transaction (the "Merger") in which shares of the capital stock of the Company ("Company Capital Stock") will be exchanged for shares of the common stock of Parent ("Parent Company Stock")

         1.      The undersigned represents, warrants and certifies as follows:

                 (a) The undersigned currently is the owner of that number and class of shares of Company Capital Stock set forth below (the "Shares") and did not acquire any of the Shares in contemplation of the Merger;

                 (b) The undersigned has not engaged in a Sale (as defined below) of any shares of Company Capital Stock in contemplation of the Merger;

                 (c) The undersigned has no plan or intention (a "Plan") to engage in a sale, exchange, transfer, distribution (including a distribution by a corporation to its stockholders), redemption or reduction in any way of the undersigned's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than forty percent (40%) of the shares of Parent Common Stock to be received by the undersigned in the Merger. For purposes of the preceding sentence, shares of Company Capital Stock (or the portion thereof) (i) with respect to which the undersigned will receive consideration in the Merger other than shares of Parent Common Stock (including cash to be received in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Company Capital Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a Plan;

                 (d) The undersigned has no Plan to exercise dissenters' rights in connection with the Merger;

                 (e) The undersigned is not aware of, or participating in, any Plan on the part of the holders of shares of Company Capital Stock to engage in a Sale or Sales of the shares of Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Time (as defined in the Reorganization Agreement), of shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding the Company Capital Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Company Capital Stock (or the portion thereof) (i) with respect


                                       1.

to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Capital Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a Plan; and

                 (f) Except to the extent written notification to the contrary is received by the Company from the undersigned prior to the Merger, the representations and warranties and certifications contained herein shall be true and correct at all times from the date hereof through the date on which the Merger occurs.

         2. The undersigned has consulted with such legal and financial counsel as the undersigned has deemed appropriate in connection with the execution of this Certificate.

         3. The undersigned understands that Parent, Merger Sub, the Company, and their respective shareholders, as well as legal counsel to Parent, Merger Sub and the Company (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on (a) the truth and accuracy of the representations contained herein and (b) the undersigned's performance of the obligations set forth herein.


                                       2.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on
              , 1995.
--------------

                                        Signature:
                                                  ------------------------------
                                        Name:
                                                  ------------------------------
                                        Address:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Attention:
                                                            --------------------

Number of Shares of Company
Capital Stock Beneficially Owned:

Common Stock:
                 --------------------------
Series A Preferred Stock:
                             --------------------------
Series B Preferred Stock:
                             --------------------------
Series C Preferred Stock:
                             --------------------------
Series D Preferred Stock:
                             --------------------------
Series E Preferred Stock:
                             --------------------------
Options to purchase        shares of Common Stock
                   --------
Warrants to purchase        shares of Common Stock
                    --------




                                       3.

                                   EXHIBIT J

                                    RELEASE


         THIS RELEASE ("Release") is executed and delivered as of October 9, 1995, by the parties on the signature page hereto (all of whom are referred to collectively as the "Releasors," and each of whom is referred to individually as a "Releasor") in favor of, and for the benefit of, VIEWSTAR CORPORATION, a California corporation (the "Company"), CAERE CORPORATION, a Delaware corporation ("Parent"), and the other Releasees (as defined in Section 2).


                                    RECITALS

         A. Contemporaneously with the execution and delivery of this Release, pursuant to an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated as of October 9, 1995, by and among the Company, Parent, ViewStar Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), the Releasors and certain other shareholders of the Company, Merger Sub is merging with and into the Company (the "Merger"). As a result of the Merger of Merger Sub and the Company, the Company's shareholders are receiving shares of Common Stock of Parent in exchange for their shares of stock of the Company, and the Company is becoming a wholly owned subsidiary of Parent.

         B. Parent has required, as a condition to consummating the transactions contemplated by the Reorganization Agreement, that the Releasors execute and deliver this Release.


                                   AGREEMENT

         In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors, severally and not jointly, hereby covenant and agree as follows:


         1. RELEASE. Each Releasor, for himself, herself, or itself and for each of such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).



                                       1.

         2.      DEFINITIONS.

                 (a) The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate; and (ii) such Releasor's past, present and future assigns, agents and representatives.

                 (b) The term "Releasees" shall mean and include: (i) Parent; (ii) the Company; (iii) each of the direct and indirect subsidiaries of Parent or Company; (iv) each other affiliate of Parent or the Company; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than the Releasors.

                 (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a shareholder, director, officer or employee of the Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement between the Releasor and the Company.

                 (d) The term "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, including, without limitation, the bridge loan made to the Company by such Releasor assuming payment in accordance with its terms upon effectiveness of the Merger, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release (excluding only (1) such Releasor's rights, if any, against Parent under the Reorganization Agreement and applicable securities laws and (2) such Releasor's rights, if any, against Parent under any stock option agreement set forth in the Company's Disclosure Schedule delivered to Parent pursuant to the Reorganization Agreement and any promissory note being assumed by Parent in connection therewith [Perry/Kheirolomoom employment agreements] contemporaneously with the execution and delivery of this Release).

         3. CIVIL CODE Section 1542. Each Releasor (a) represents, warrants and acknowledges that such Releasor has been fully advised by Releasor's attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

                          "A release does not extend to claims which the
                 creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."



                                       2.

Each Releasor also hereby waives the benefits of, and any rights such Releasor may have under, any statute or common law principle of similar effect in any jurisdiction.

         4. REPRESENTATIONS AND WARRANTIES. Each Releasor understands that the representations, warranties and covenants set forth herein will be relied upon by Parent and the Company, and their respective counsel and accounting firms. Each Releasor represents, warrants, understands and agrees that:

                 (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

                 (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

                 (c) no Associated Party of such Releasor has or had any Claim against any of the Releasees;

                 (d) no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this Release;

                 (e) this Release has been duly and validly executed and delivered by such Releasor;

                 (f) this Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;

                 (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by such Releasor under this Release;

                 (h) neither the execution and delivery of this Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) to the best of such Releasor's knowledge, result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and



                                       3.

                 (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this Release or the performance hereof.

         5. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises from or as a result of, or are directly or indirectly connected with (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor's Associated Parties, or (c) any inaccuracy or breach of any representation or warranty set forth in this Release.

         6.      MISCELLANEOUS.

                 (a) NOTICES. Any notice or other communication required or permitted to be delivered to a party under this Release shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                 IF TO THE COMPANY:          ViewStar Corporation
                                             1101 Marina Village Parkway
                                             Alameda, CA 94501
                                             Attention:  President
                                             Facsimile:  (510) 337-2222

                 IF TO PARENT:               Caere Corporation
                                             100 Cooper Court
                                             Los Gatos, CA 95030
                                             Attention:  Chief Financial Officer
                                             Facsimile:  (408) 395-5263

                 IF TO ANY RELEASOR:         At the address set forth below such
                                             Releasor's signature.

         (b) SEVERABILITY. If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such



                                       4.

circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. If any provision of this Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

         (c) GOVERNING LAW. This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California, without giving effect to principles of conflicts of laws.

         (d) WAIVER. No failure on the part of any party to exercise any power, right, privilege or remedy under this Release, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Release, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Release, or any power, right, privilege or remedy under this Release, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         (e) CAPTIONS. The captions contained in this Release are for convenience and reference only, shall not be deemed to be a part of this Release and shall not be referred to in connection with the construction or interpretation of this Release.

         (f) COUNTERPARTS. This Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         (g) FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to the other party hereto such instruments and other documents and shall take such other actions as such other party may reasonably request to effectuate the intent and purposes of this Release.

         (h) ENTIRE AGREEMENT. This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

         (i) AMENDMENTS. This Release may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company, Parent and the Releasors.




                                       5.

         (j) BINDING NATURE. This Release will be binding upon and inure to the benefit of Parent and the Company and their respective successors and assigns and the Releasors and their representatives, executors, administrators, estate, heirs, successors and assigns.

         (k) ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Release is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which the prevailing party may be entitled.

         (l) EFFECTIVENESS OF RELEASE. This Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this Release, regardless of whether any of the other Releasors executes this Release. This Release shall be contingent upon and effective upon the effectiveness of the Merger. This Release shall be void if the Merger has not occurred on or before March 31, 1996 or if the Reorganization Agreement is terminated for any reason prior thereto.



                                       6.

         IN WITNESS WHEREOF, the Releasors have caused this Release to be executed as of the date first above written.

                                    RELEASORS:


                                    MAYFIELD FUND


                                    By:
                                       -----------------------------------------
                                           F. Gibson Myers, Jr., General Partner

                                    Address:


                                    INMAN & BOWMAN


                                    By:
                                       -----------------------------------------
                                           D. Kirkwood Bowman, General Partner

                                    Address:


                                    WONGFRATRIS COMPANY


                                    By:
                                       -----------------------------------------
                                           Hon Wong, General Partner

                                    Address:



                                    --------------------------------------------
                                           Kamran Kheirolomoom

                                    Address:



                                    --------------------------------------------
                                           Mark Perry

                                    Address:



                                       7.

                                   EXHIBIT K

                            GENERAL ESCROW AGREEMENT

     THIS GENERAL ESCROW AGREEMENT (the "Escrow Agreement") is entered into as
of             , 1995 (the "Closing Date"), by and among: CAERE CORPORATION, a
Delaware corporation ("Parent"); VIEWSTAR CORPORATION, a California corporation
("ViewStar");                (the "Indemnifying Shareholders' Agent"), as agent
of the shareholders and vested optionholders of ViewStar, all of whom are listed on Attachment A (the "Indemnifying Shareholders"); and STATE STREET BANK AND TRUST COMPANY ("Escrow Agent").

                                    RECITALS

     A. Parent, ViewStar, ViewStar Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Sub") and certain shareholders of ViewStar are entering into an Escrow Agreement and Plan of Merger and Reorganization dated October 9, 1995 (the "Reorganization Agreement"), pursuant to which Sub is merging with and into ViewStar in a transaction in which the issued and outstanding capital stock of ViewStar will be exchanged for shares of Common Stock of Parent ("Parent Common Stock"), resulting in ViewStar becoming a wholly-owned subsidiary of Parent.

     B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of ViewStar under the Reorganization Agreement and various related agreements. As a condition precedent to Parent's execution of the Reorganization Agreement and related agreements and to more fully secure unto Parent the benefits of the Merger, Parent has required that ViewStar and the Indemnifying Shareholders' Agent enter into this Escrow Agreement as set forth in Section 9.2 of the Reorganization Agreement; and ViewStar and the Indemnifying Shareholders' Agent have agreed to enter into this Escrow Agreement on behalf of the Indemnifying Shareholders, in order to induce Parent to consummate the Merger.

                                   AGREEMENT

     The parties to this Escrow Agreement, intending to be legally bound, agree as follows:

SECTION 1. DEFINED TERMS.

     Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Reorganization Agreement.

SECTION 2. ESCROW.

     2.1 SHARES TO BE PLACED IN ESCROW. Parent shall issue on the Closing Date, a certificate for ten percent (10%) of the aggregate number of shares of Parent Common Stock to be issued to ViewStar shareholders in the Merger and shall issue a certificate for 10% of all shares of Parent Common Stock to be issued to holders of Vested Option Shares, when such shares are issued (the "Escrow Shares"), in the name of Escrow Agent or its nominee, evidencing the shares of Parent Common Stock to be held in escrow in accordance with this Escrow Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in escrow (the "Escrow"), subject to the terms and conditions of this Escrow Agreement.

     2.2 INDEMNIFICATION. ViewStar and the Indemnifying Shareholders have agreed in Section 9 of the Reorganization Agreement to indemnify and hold harmless the Indemnitees from and against Damages. The Indemnifying Shareholders agree that the Escrow Shares shall be security for such indemnity obligation, subject to the limitations, and in the manner provided in this Escrow Agreement.

     2.3 VOTING OF SHARES. On any matter brought before the Parent stockholders for a vote, Escrow Agent shall vote the Escrow Shares as directed by the Indemnifying Shareholders individually. Each Indemnifying Shareholder shall have the right to direct the vote of the number of shares resulting from the multiplication of the Indemnifying Shareholder's percentage set forth on Attachment A by the total number of Escrow Shares held by Escrow Agent on the record date for the vote.

     2.4 DIVIDENDS, ETC. Any cash distributable as a dividend in respect of any Escrow Shares shall be distributed to the record owner of such Escrow Shares. Any other cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owner of such Escrow Shares, but rather shall be held by Escrow Agent in the Escrow. At the time any Escrow Shares are required to be released from the Escrow to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

     2.5 TRANSFERABILITY. The interests of Indemnifying Shareholders in the Escrow and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Escrow Agent shall have received written notice of such transfer.

     2.6 FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of shares from the Escrow, Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as Escrow Agent reasonably determines to be appropriate in order to avoid (i) retaining any fractional share in the Escrow or (ii) releasing any fractional share from the Escrow.

SECTION 3. CLAIM PROCEDURES.

     3.1 CLAIM NOTICE. If Parent determines in good faith that there is or has been a possible inaccuracy in or breach of any representation, warranty, covenant or other provision set forth in any of the Reorganization Agreement or related agreements, or in any document or instrument delivered pursuant thereto or in connection therewith, and if Parent is entitled, under the terms of the Reorganization Agreement, to make a claim against the Escrow with respect to such possible inaccuracy or breach, then Parent may deliver to both the Indemnifying Shareholders' Agent and Escrow Agent a written notice of such possible inaccuracy or breach (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting Parent's belief that such possible inaccuracy or breach exists or has occurred, and (ii) to the extent possible, a non-binding, preliminary estimate of the aggregate dollar amount of all Damages that have arisen and may arise as a result of such possible inaccuracy or breach (such aggregate amount being referred to as the "Claim Amount").

     3.2 RESPONSE NOTICE. Within 15 days after the delivery of a Claim Notice to the Indemnifying Shareholders' Agent, the Indemnifying Shareholders' Agent shall deliver to Escrow Agent a written notice (the "Response Notice") containing: (i) instructions to the effect that Escrow Shares having a Fair Market Value (as defined in Section 6 of this Escrow Agreement) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent; or (ii) instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by Escrow Agent from the Indemnifying Shareholders' Agent within 15 days after the delivery of a Claim Notice to the Indemnifying Shareholders' Agent, then the recipient of such Claim Notice shall be deemed to have given instructions that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Parent from the Escrow.

     3.3 RELEASE OF ESCROW SHARES TO PARENT.

     (a) If the Indemnifying Shareholders' Agent gives (or is deemed to have given) instructions that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Escrow to Parent, then Escrow Agent shall, promptly following the required delivery date for the Response Notice, transfer, deliver and assign to Parent, from the Escrow, such number of Escrow Shares having a Fair Market Value equal to such Claim Amount (or such lesser number of Escrow Shares as is then held in Escrow).

     (b) If a Response Notice delivered by the Indemnifying Shareholders' Agent in response to a Claim Notice contains instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, then (i) Escrow Agent shall, promptly following the required delivery date for the Response Notice, transfer, deliver and assign to Parent, from the Escrow, such number of Escrow Shares having a Fair Market Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 3.3(c) of this Escrow Agreement shall be followed with respect to the remaining portion of such Claim Amount.

     (c) If a Response Notice delivered by the Indemnifying Shareholders' Agent in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 5 of this Escrow Agreement, Escrow Agent shall continue to hold in the Escrow (in addition to any other Escrow Shares permitted to be retained in the Escrow, whether in connection with any other dispute or otherwise) Escrow Shares having a Fair Market Value equal to 125% of the Disputed Amount. Such Escrow Shares shall continue to be held in the Escrow until such time as (i) Parent and the Indemnifying Shareholders' Agent execute a settlement agreement containing instructions regarding the release of such shares, or (ii) Escrow Agent receives a copy of an arbitrators' award (pursuant to Section 3(e) hereof) containing instructions to Escrow Agent regarding the release of such Escrow Shares. Escrow Agent shall thereupon release such Escrow Shares from the Escrow in accordance with the instructions set forth in such settlement agreement or arbitrators' award. The parties acknowledge that it is appropriate to retain more than 100% of the Claim Amount in the Escrow in recognition of the fact that Parent may have underestimated the aggregate amount of the actual and potential Damages arising from a particular Breach.

     (d) In the event that any Response Notice indicates that there is a Disputed Amount, the Indemnifying Shareholders' Agent and Parent (acting on its own behalf or on behalf of Sub or ViewStar) shall, for a period of 60 days, attempt in good faith to resolve the rights of the respective parties with respect to such claims. If the Indemnifying Shareholders' Agent and Parent should so agree, a notice setting forth such agreement shall be signed by both parties and sent to Escrow Agent who shall thereupon transfer, deliver and assign to Parent such number of Escrow Shares held in Escrow as have a Fair Market Value equal to the agreed upon amount (or such lesser number of shares as is then held in Escrow).

     (e) If no agreement with respect to a Disputed Amount can be reached pursuant to Section 3(d), either Parent or the Indemnifying Shareholders' Agent may demand arbitration of the matter unless the amount of Damages at issue is the subject of pending litigation (or alternative dispute resolution) with a third party, in which event arbitration shall not be commenced until such litigation is concluded or both parties request arbitration. Arbitration shall be held in San Jose, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. Arbitration will be conducted by three arbitrators, one selected by Parent, one selected by the Indemnifying Shareholders' Agent and the third selected by the first two arbitrators. Arbitration will be limited to determining, to the extent in dispute by the parties, the existence and amount, if any, of indemnifiable Damages under
Section 9 of the Reorganization Agreement. The decision of the arbitrators shall be final and binding on the parties and shall be evidenced by an arbitrators' order delivered to Escrow Agent. The non-prevailing party shall pay the reasonable expenses (including attorneys' fees) of the prevailing party and the fees and administrative expenses associated with the arbitration. For purposes of this Section 3.3(e), the non-prevailing party shall be deemed to be Parent if it receives less than 51% of the Disputed Amount, otherwise it shall be the Indemnifying Shareholders. In no event shall the arbitrator's award exceed 125% of the Disputed Amount.

SECTION 4. THIRD PARTY CLAIMS.

     In the event Parent becomes aware of any third-party claim which Parent believes may result in a claim for indemnification, Parent shall notify the Indemnifying Shareholders' Agent of such claim and the Indemnifying Shareholders' Agent shall be entitled, at his expense or the expense of the Indemnifying Shareholders or any of them, to participate in the defense of such claim. Parent shall have the right, in its sole discretion, to settle any such claim. Parent shall consult with the Indemnifying Shareholders' Agent concerning any such settlement and shall request the consent of the Indemnifying Shareholders' Agent to any such settlement, which shall not be unreasonably withheld. If Parent settles any such claim without the consent of the Indemnifying Shareholders' Agent, such settlement shall not be determinative of the amount of liability of the Indemnifying Shareholders.

SECTION 5. RELEASE OF SHARES TO INDEMNIFYING SHAREHOLDERS.

     5.1 SHARES TO BE RELEASED. Escrow Agent shall release, to the Indemnifying Shareholders from the Escrow upon receipt of a notice ("Notice") executed by Parent and the Indemnifying Shareholders' Agent, all Escrow Shares then held in the Escrow, except for any Escrow Shares that are to be retained in the Escrow in accordance with Section 3.3(c) of this Escrow Agreement, on the date 135 days after the Closing Date. The Notice shall provide Escrow Agent with evidence of the satisfaction of the conditions of this Section 5.1

     5.2 PROCEDURES FOR RELEASING SHARES. Any release of shares to the Indemnifying Shareholders pursuant to Section 5.1 of this Escrow Agreement may be effected by mailing stock certificates to the Indemnifying Shareholders in accordance with the percentages set forth for each Indemnifying Shareholder on Attachment A.

SECTION 6. VALUATION OF SHARES HELD IN ESCROW.

     For purposes of this Escrow Agreement, the "Fair Market Value" of the Escrow Shares shall be deemed to be equal to the number of Escrow Shares multiplied by the Designated Parent Stock Price (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the Closing Date).

SECTION 7. FEES AND EXPENSES.

     7.1 At the Effective Time, upon initial deposit of the Escrow Shares, an initial fee of $1,500 will be payable to Escrow Agent by Parent. Escrow Agent will also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder. Each of (i) Parent and (ii) the Indemnifying Shareholders shall be liable for one-half ( 1/2) of such amounts and Parent shall be entitled to reimbursement from the Escrow Shares of the Indemnifying Shareholders' share of any such extraordinary expenses, if such share is paid by Parent. Escrow Agent shall send all bills to both Parent and the Indemnifying Shareholders' Agent.

     7.2 Parent shall pay the customary and ordinary fees and expenses of Escrow Agent for the services to be rendered by Escrow Agent hereunder. Extraordinary expenses of Escrow Agent (including fees and expenses, including reasonable attorneys fees and expenses) incurred in performance of its duties hereunder shall be paid in accordance with Section 7.1 above.

     7.3 Except as may otherwise be provided herein, all expenses (including attorneys' fees) incurred by any Indemnifying Shareholder (other than the Indemnifying Shareholders' Agent) in connection with this Escrow Agreement shall be borne by such Indemnifying Shareholder.

     7.4 Upon a notice in writing delivered to Escrow Agent by Parent in respect of Section 7.1, Escrow Agent shall transfer, deliver and assign to Parent, in reimbursement of fees and expenses pursuant to the second sentence of Section 7.1, such number of Escrow Shares held in the Escrow which have a Fair Market Value equal to the amount to be reimbursed.

SECTION 8. DUTIES OF ESCROW AGENT; LIMITATION OF ESCROW AGENT'S LIABILITY.

     8.1 The sole duty of Escrow Agent, other than as herein specified, shall be to receive and hold the Escrow Shares, subject to disbursement in accordance with this Escrow Agreement. Escrow Agent shall not be liable for losses due to acts of God, war, loss of electrical power or the failure of communication devices.

     8.2 Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Escrow Agreement. In all questions arising under the Escrow Agreement, Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by Escrow Agent based on such advice, Escrow Agent shall not be liable to anyone. Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

     8.3 Parent and the Indemnifying Shareholders, jointly and severally, hereby agree to indemnify Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. As among themselves, each of (i) Parent and (ii) the Indemnifying Shareholders shall be liable for one-half ( 1/2) of such amounts and Parent shall be entitled to reimbursement from the Escrow Shares and/or jointly and severally from the Indemnifying Shareholders of the Indemnifying Shareholders' share of any such loss, liability or expense, if such share is paid by Parent.

SECTION 9. GENERAL.

     9.1 CONFIRMATION OF APPOINTMENT OF INDEMNIFYING SHAREHOLDERS' AGENT. The parties hereto confirm the appointment and authority of the Indemnifying Shareholders' Agent as set forth in Section 10.1 of Reorganization Agreement with respect to all matters relating to this Escrow Agreement. Any successor to the Indemnifying Shareholders' Agent who is appointed in accordance with the provisions of Section 10.1 of the Reorganization Agreement shall be deemed to be the "Indemnifying Shareholders' Agent" for purposes of this Escrow Agreement. The Indemnifying Shareholders' Agent may be removed by the Indemnifying Shareholders who received a majority of the shares of Parent Common Stock in the Merger (including shares of Parent Common Stock issuable upon exercise of Assumed Options). Any document executed or action taken by the Indemnifying Shareholders' Agent shall be final, binding and conclusive upon all of the Indemnifying Shareholders. Parent, Sub, ViewStar and Escrow Agent may rely upon any act, decision, consent or instruction of the Indemnifying Shareholders' Agent as being the act, decision, consent or instruction of each and all of the Indemnifying Shareholders; and Parent, Sub, ViewStar and Escrow Agent are hereby relieved from any liability to any person for any acts done by them in accordance with any act, decision, consent or instruction of the Indemnifying Shareholders' Agent.

     9.2 OTHER AGREEMENTS. Nothing in this Escrow Agreement is intended to limit any of Parent's rights, or any obligation of any Indemnifying Shareholder or ViewStar, under the Reorganization Agreement or under any other agreement contemplated thereby.

     9.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        IF TO THE INDEMNIFYING SHAREHOLDERS' AGENT:

          F. Gibson Myers, Jr.
           Mayfield Fund
           2800 Sand Hill Road, Suite 250
           Menlo Park, CA 94025
           Facsimile:

        WITH A COPY TO:

          Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304
           Attention: Robert B. Jack, Esq.
           Facsimile: (415) 493-6811

        IF TO PARENT:

          Caere Corporation
           100 Cooper Court
           Los Gatos, CA 95030
           Attention: Chief Financial Officer
           Facsimile: (408) 395-5263

        WITH A COPY TO:

          Cooley Godward Castro Huddleson & Tatum
           Five Palo Alto Square
           3000 El Camino Real
           Palo Alto, California 94306
           Attention: Lee F. Benton, Esq.
           Facsimile: (415) 857-0663

        IF TO ESCROW AGENT:

          State Street Bank and Trust Company
           P.O. Box 778
           Boston, MA 02102
           Attention: Corporate Trust Department
           Facsimile: (617) 664-5742

        IF TO VIEWSTAR:

          ViewStar Corporation
           1101 Marina Village Parkway
           Alameda, CA 94501
           Attention:
           Facsimile: (510) 337-2222

        WITH A COPY TO:

          Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304
           Attention: Robert B. Jack, Esq.
           Facsimile: (415) 493-6811

     9.4 COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.5 HEADINGS. The underlined headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

     9.6 GOVERNING LAW. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California, without giving effect to principles of conflicts of laws.

     9.7 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

     (A) Subject to Section 2.5 of this Escrow Agreement, this Escrow Agreement shall be binding upon: ViewStar and its successors and assigns (if any); the Indemnifying Shareholders' Agent and the Indemnifying Shareholders and their respective estates, successors and assigns (if any); and Parent and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: ViewStar; the Indemnifying Shareholders; Parent; the other Indemnitees; and the respective successors (if any) of the foregoing.

     (B) Parent may freely assign any or all of its rights under this Escrow Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. Escrow Agent may not delegate its obligations under this Escrow Agreement to any other Person without the prior consent of Parent and the Indemnifying Shareholders' Agent. None of the Indemnifying Shareholders, the Indemnifying Shareholders' Agent or ViewStar shall be permitted to assign any of his, her or its rights or delegate any of his, her or its obligations under this Escrow Agreement without Parent's prior written consent.

     9.8 AMENDMENT AND WAIVERS. Any term or provision of this Escrow Agreement may be amended, and the observance of any term of this Escrow Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby; provided that this Escrow Agreement may be amended on behalf of all of the Indemnifying Shareholders by the Indemnifying Shareholders' Agent. Notwithstanding any rights that may be created in any third party under the terms of this Escrow Agreement, no such amendment or waiver will require the consent of such third party to be effective. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. No failure on the part of any party to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     9.9 SEVERABILITY. In the event that any provision of this Escrow Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     9.10 ENTIRE AGREEMENT. This Escrow Agreement and the Reorganization Agreement and the other agreements contemplated in the Reorganization Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     9.11 CONSTRUCTION.

     (A) For purposes of this Escrow Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement.

     (C) As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (D) Except as otherwise indicated, all references in this Escrow Agreement to "Sections" are intended to refer to Sections of this Escrow Agreement.

     9.12 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Escrow Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court, including, without limitation, costs, expenses and fees on any appeal. The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     9.13 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Escrow Agreement.

     9.14 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Escrow Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Escrow Agreement.

     9.15 RESIGNATION OR REPLACEMENT OF ESCROW AGENT. Parent may substitute a successor escrow agent for Escrow Agent upon thirty days advance written notice to the Indemnifying Shareholders' Agent and Escrow Agent. Such replacement Escrow Agent shall be a bank or similar financial institution. Escrow Agent may resign upon 30 days advance written notice to Parent and the Indemnifying Shareholders' Agent. Within such 30 day period, Parent shall appoint a successor Escrow Agent in accordance with this Section 9.15. If Parent has not appointed a successor Escrow Agent within such period, Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

                                          CAERE CORPORATION,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------
                                          Print Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          VIEWSTAR CORPORATION, INC.,
                                          a California corporation

                                          By:
                                          --------------------------------------
                                          Print Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          INDEMNIFYING SHAREHOLDERS' AGENT

                                          Signature:
                                          --------------------------------------
                                          Print Name:
                                          --------------------------------------

                                          STATE STREET BANK AND TRUST COMPANY,
                                          ESCROW AGENT

                                          By:
                                          --------------------------------------
                                          Print Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                  ATTACHMENT A

Indemnifying Shareholder                             Percentage of Escrow Shares

                                   EXHIBIT L

              OPINION OF WILSON, SONSINI, GOODRICH & ROSATI, P.C.

            , 1995

Caere Corporation
100 Cooper Court
Los Gatos, CA 95030

Ladies and Gentlemen:

     We have acted as counsel to ViewStar Corporation, a California corporation ("ViewStar"), in connection with the merger (the "Merger") of Volvo Acquisition Corp., a California corporation ("Sub") that is a wholly-owned subsidiary of Caere Corporation, a Delaware corporation ("Caere"), with and into ViewStar, pursuant to the Agreement and Plan of Merger and Reorganization between Caere, Sub and ViewStar dated as of October 9, 1995 (the "Reorganization Agreement"), and the Agreement of Merger between Sub and ViewStar dated of even date herewith (the "Agreement of Merger"). We are rendering this opinion pursuant to Section 6.6(1) of the Reorganization Agreement. Except as otherwise defined herein, the capitalized terms used but not defined herein shall have the respective meanings given to them in the Reorganization Agreement.

     As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reorganization Agreement by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering the opinions regarding the "good standing" of the Company in any state, and its qualification to do business as a foreign corporation in any state, we have relied exclusively upon certificates or oral confirmation received from the office of Secretary of State of such state. Where we render an opinion "to our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who performed legal services for ViewStar, (ii) receipt of a certificate executed by an officer of ViewStar covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of ViewStar or the rendering of the opinion set forth below. Caere Corporation

     In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by ViewStar of the Reorganization Agreement and the Agreement of Merger), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you and Sub have received all documents you were to receive under the Reorganization Agreement and the Agreement of Merger; that the Reorganization Agreement and the Agreement of Merger are obligations binding upon you and Sub; that you and Sub have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Reorganization Agreement and the Agreement of Merger that would modify or interpret the terms of the Reorganization Agreement and the

Agreement of Merger or the respective rights or obligations of the parties thereunder; and that you and Sub have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Reorganization Agreement and the Agreement of Merger.

     Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. This opinion is subject to, and we render no opinion as to, the limitations and exceptions applicable to the enforceability of contracts and obligations generally, including, without limitation, the following: (a) the effect of the laws of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect generally relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, (c) the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity), (d) the enforceability of the indemnification provisions contained in the Reorganization Agreement, and (e) the enforceability of any of the agreements (other than the Agreement of Merger) attached as exhibits to the Reorganization Agreement or executed pursuant to covenants contained in the Reorganization Agreement. We express no opinion with respect to the compliance with applicable antifraud statutes, rules or regulations under state or federal laws concerning the issuance of securities.

     With respect to our opinions in paragraph 2 below concerning ViewStar UK Limited, ("UK Sub"), we have relied upon the opinion of
                    , counsel for UK Sub.

     With respect to our opinions in paragraph 3 below concerning ViewStar Sar1, ("French Sub"), a French corporation and a wholly owned subsidiary of ViewStar,
we have relied upon the opinion of                               , counsel for
French Sub.

     With respect to our opinion in paragraph 4 below regarding the number of shares of ViewStar capital stock outstanding and the due authorization and valid issuance of all outstanding shares of capital stock of ViewStar, we have examined and relied solely upon an examination of the stock books and stock option records supplied to us by ViewStar, and upon representations in the Officer's Certificate addressed to us by ViewStar of even date herewith to the effect that the full consideration for all outstanding shares of capital stock was received by ViewStar in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no other verification with respect thereto.

     With respect to our opinion in paragraph 5 below, we have relied solely upon an Officer's Certificate of UK Sub and French Sub, respectively.

     In rendering the opinion expressed in paragraph 7 below with respect to the approval of the principal terms of the Merger by ViewStar's shareholders, we have assumed that, prior to the Effective Time, neither Caere, Sub nor any Caere stockholder is an "interested stockholder" of ViewStar as that term is defined in Section 1203(a) of the California General Corporation Law.

     Except as otherwise indicated, all opinions herein are rendered as of the time immediately preceding the Effective Time. We do not undertake to advise you of changes in the law that may hereafter occur.

     On the basis of the foregoing, in reliance thereon and with the foregoing qualifications and subject to the limitations and qualifications expressed in the ViewStar Disclosure Letter and below, we are of the opinion that:

      1. ViewStar is a corporation duly organized, validly existing and in good standing under the laws of the State of California. ViewStar has all necessary corporate power to own, lease and operate its properties and to carry on its business as now conducted. ViewStar is duly qualified to do business as a foreign corporation and is in good standing in each state in which the ownership of its property or the conduct of its business requires qualification, except when the failure to be so qualified would not have a Material Adverse Effect on the Company.

      2. [An opinion, comparable to that in paragraphs 1 and 4, regarding UK Sub, to be based on the opinion of local counsel, taking into account the scope of legal opinions customarily given by attorneys in the UK.]

      3. [An opinion, comparable to that in paragraphs 1 and 4, regarding French Sub, to be based on the opinion of local counsel, taking into account the scope of legal opinions customarily given by attorneys in France.]

      4. The authorized capital stock of ViewStar consists of: (i) 20,000,000 shares of Common Stock, $.01 par value ("Company Common Stock"), of which shares are issued and outstanding; and (ii) 9,395,146 shares of Preferred Stock, $.01 par value ("Company Preferred Stock"), 526,667 shares of
which are designated as Series A Preferred Stock, of which           shares are
issued and outstanding; 415,142 shares of which are designated as Series B
Preferred Stock, of which           shares are issued and outstanding; 2,660,081
shares of which are designated as Series C Preferred Stock, of which shares are issued and outstanding, 3,993,256 shares of which are designated as
Series D Preferred Stock, of which           shares are issued and outstanding;
and 1,800,000 shares of which are designated as Series E Preferred Stock, of
which           shares are issued and outstanding. All the foregoing numbers of shares outstanding reflect the conversion of shares of Company Preferred Stock into Company Common Stock pursuant to the Preferred Conversion Agreement or otherwise and the exercise or expiration of all Warrants that expire by their
terms at the Closing. Except for options to purchase           shares of Common
Stock outstanding under ViewStar's 1994 Executive Stock Option Plan; options to
purchase           shares of Common Stock outstanding under ViewStar's Amended
1986 Incentive Stock Option Plan; [and a warrant to purchase 10,000 shares of Series C Preferred Stock]; there are to our knowledge no outstanding options, calls, subscriptions, warrants or rights to acquire any shares of the capital stock or other securities of ViewStar (except for conversion rights of Preferred Stock as provided in the Company's Restated Articles of Incorporation). All shares of ViewStar capital stock outstanding were duly authorized, validly issued, fully paid and nonassessable and not subject to statutory preemptive rights.

      5. To our knowledge, except as set forth in Part 2.1(d) of the Company Disclosure Schedule, all of the issued and outstanding shares of UK Sub and French Sub are owned of record and beneficially by ViewStar, and there are no outstanding options, calls, subscriptions, warrants or rights to acquire any shares of the capital stock or other securities of UK Sub and French Sub.

      6. The information listed on Exhibit 1 with respect to ViewStar contained in the sections of the Registration Statement on Form S-4 relating to the Merger, filed by ViewStar with the Securities and Exchange Commission (the "SEC") and the exhibits thereto (the "Registration Statement") and the prospectus/joint proxy statement included therein (the "Prospectus/Proxy Statement") listed on Exhibit 1 and each amendment thereto (other than the financial statements and supporting schedules and financial and statistical data included therein, as to which we express no opinion), as of the effective time of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act, the applicable rules and regulations promulgated thereunder and the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

      7. All corporate action, including approval by ViewStar's Board of Directors and shareholders, required to be taken on the part of ViewStar to authorize ViewStar to execute, deliver and perform its obligations under the Reorganization Agreement and the Agreement of Merger and to consummate the Merger and the other transactions provided for in the Reorganization Agreement and the Agreement of Merger, has been duly and validly taken.

      8. The Reorganization Agreement has been duly authorized, executed and delivered by ViewStar and is a valid and binding obligation of ViewStar.

      9. The Agreement of Merger has been duly authorized, executed and delivered by ViewStar and is a valid and binding obligation of ViewStar.

     10. The execution and delivery of the Reorganization Agreement and the Agreement of Merger by ViewStar, and the performance by ViewStar of its obligations set forth therein (including the consummation of the Merger): (a) do not violate any provisions of ViewStar's Articles of Incorporation or Bylaws, each as amended to date; (b) do not constitute a material default under any of the provisions of any ViewStar Material Contract listed in Part 2.10 of the Company Disclosure Schedule, except as described in Part 2.21 of the Company Disclosure Schedule; and (c) do not violate or contravene any order, writ, judgment, injunction, decree, determination or award known to us that is applicable to ViewStar, or to the assets or properties of ViewStar.

     11. To our knowledge, no government consent, approval, authorization, registration, declaration or filing is required for the execution, delivery or performance of the Reorganization Agreement or the Agreement of Merger on behalf of ViewStar or for the Merger except for (a) the filing of the Agreement of Merger with the Secretary of State of the State of California as contemplated by
Section 1.3 of the Reorganization Agreement, (b) such government consents, approvals, authorizations, registrations, declarations and filings as have been obtained or made, and (c) as may be required under applicable state or foreign securities laws, as to which we express no opinion.

     12. To our knowledge, there in no action, proceeding or investigation pending or overtly threatened against ViewStar before any court or administrative agency that calls into question the validity or performance of the Reorganization Agreement or the Merger or that, if determined adversely to it, may reasonably be expected to have a Material Adverse Effect on ViewStar.

     This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

                                          Very truly yours,

                                          WILSON, SONSINI, GOODRICH & ROSATI

                                          By:

                                   EXHIBIT M

           FORM OF OPINION OF COOLEY GODWARD CASTRO HUDDLESON & TATUM


__________ __, 1995


ViewStar Corporation
1101 Marina Village Parkway
Alameda, CA  94501

Ladies and Gentlemen:

We have acted as counsel to Caere Corporation, a Delaware corporation ("Caere"), in connection with the merger (the "Merger") of ViewStar Acquisition Corp., a California corporation ("Sub") that is a wholly-owned subsidiary of Caere, with and into ViewStar Corporation, a California corporation ("ViewStar"), pursuant to the Agreement and Plan of Merger and Reorganization between Caere, ViewStar Sub and certain shareholders of ViewStar dated as of October 9, 1995 (the "Reorganization Agreement"), and the Agreement of Merger between Sub and ViewStar dated of even date herewith (the "Agreement of Merger"). We are rendering this opinion pursuant to Section 7.3(a) of the Reorganization Agreement. Except as otherwise defined herein, the capitalized terms used but not defined herein shall have the respective meanings given to them in the Reorganization Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reorganization Agreement by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by Caere and Sub of the Reorganization Agreement and the Agreement of Merger), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Reorganization

                                       1.

Agreement and the Agreement of Merger; that the Reorganization Agreement and the Agreement of Merger are obligations binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Reorganization Agreement and the Agreement of Merger that would modify or interpret the terms of the Reorganization Agreement and the Agreement of Merger or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the Delaware General Corporation Law and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. This opinion is subject to, and we render no opinion as to, the limitations and exceptions applicable to the enforceability of contracts and obligations generally, including, without limitation, the following: (a) the effect of the laws of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect generally relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, (c) the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity), (d) the enforceability of the indemnification provisions contained in the Reorganization Agreement, and (e) the enforceability of any of the agreements (other than the Agreement of Merger) attached as exhibits to the Reorganization Agreement or executed pursuant to covenants contained in the Reorganization Agreement. We express no opinion as to the compliance with applicable antifraud statutes, rules or regulations applicable under state or federal laws concerning the sale or issuance of securities, or as to compliance with any antitrust law.

With respect to our opinion in paragraph 4 below regarding the number of shares of Caere Common Stock outstanding, we have examined and relied solely upon a certificate executed by Caere's transfer agent dated _______________ __, 1995, and we have undertaken no independent verification with respect thereto.

With respect to our opinion in paragraph 4 below regarding the due authorization and valid issuance of all outstanding shares of capital stock of Caere and Sub, we have examined and relied upon representations in the Officers' Certificate addressed to us by Caere of even date herewith and representations in the Sub Officers' Certificate to the effect that the full consideration for all outstanding shares of capital stock was received by Caere and Sub, respectively, in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect to the payment of such consideration.

With respect to our opinion in paragraph 5, we have assumed the accuracy and completeness of the information set forth in the Registration Statement and Prospectus/Proxy Statement. We make no representation to you that we have independently verified the accuracy or completeness of the information contained therein, and we do not take responsibility therefor.





                                       2.

In rendering the opinion expressed in paragraph 6 below with respect to the approval of the principal terms of the Merger by Caere stockholders, we have assumed that, prior to the Effective Time, neither ViewStar nor any ViewStar shareholder is an "interested party" of Caere as that term is defined in
Section 203(c) of the Delaware General Corporation Law.

With regard to our opinion in clause (b) of paragraph 8 below with respect to breaches or violations of or default under agreements and documents, we have relied solely upon (a) inquiries of officers of Caere, (b) the contracts of Caere that have been filed as exhibits to the Caere SEC Documents (the "Caere Material Contracts"), and (c) an examination of the Caere Material Contracts; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications and subject to the limitations below, we are of the opinion that:

         1. Caere is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Caere has the corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted. To the best of our knowledge, Caere is qualified as a foreign corporation to do business in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on Caere, its assets, financial condition or operations.

         2. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Sub has the corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. To the best of our knowledge, Sub is not required to be qualified as a foreign corporation to do business in any jurisdiction.

         3. Prior to the Effective Time of the Merger, all of the issued and outstanding shares of Sub were owned of record by Caere.

         4. The authorized capital stock of Caere consists of thirty million (30,000,000) shares of Caere Common Stock, $.001 par value, and two million (2,000,000) shares of Preferred Stock, $.001 par value. At the close of business on the day immediately prior to the Closing Date, ____________ shares of Caere Common Stock were issued and outstanding and no shares of Caere Common Stock were held by Caere in its treasury. No shares of Caere Preferred Stock are issued or outstanding. The authorized capital stock of Sub consists of one hundred (100) shares of Common Stock, $.001 par value, of which one hundred (100) shares were issued and outstanding immediately prior to the Effective Time. All shares of Caere Common Stock and all shares of Sub Common Stock outstanding as of immediately prior to the Effective Time were duly authorized, validly issued, fully paid and nonassessable and not subject to statutory preemptive rights.

         5. The information with respect to Caere contained in the sections listed on Exhibit 1 attached hereto (other than the financial statements and supporting schedules and financial and statistical data included therein, as to which we express no opinion) of the Registration Statement


                                       3.

on Form S-4, No. 33-__________, relating to the Merger, filed by Caere with the Securities and Exchange Commission (the "SEC") and the exhibits thereto (the "Registration Statement") and the prospectus/joint proxy statement included therein (the "Prospectus/Proxy Statement"), as of the effective time of the Registration Statement (with respect to the Registration Statement) and as of the mailing date (with respect to the Prospectus/Proxy Statement), complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the applicable rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

         6. All corporate action, including approval by Caere's Board of Directors and stockholders, required to be taken on the part of Caere to authorize Caere to execute, deliver and perform its obligations under the Reorganization Agreement and the Agreement of Merger and to consummate the Merger and the other transactions provided for in the Reorganization Agreement and the Agreement of Merger, has been duly and validly taken. All corporate action, including approval by Sub's Board of Directors and shareholders, required to be taken on the part of Sub to authorize Sub to execute, deliver and perform its obligations under the Agreement of Merger and to consummate the Merger and the other transactions provided for in the Agreement of Merger, has been duly and validly taken.

         7. The Reorganization Agreement has been duly authorized, executed and delivered by Caere and is the valid and binding obligation of Caere. The Agreement of Merger has been duly authorized, executed and delivered by Sub and is the valid and binding obligation of Sub.

         8. Neither the execution and delivery of the Reorganization Agreement nor the consummation of the transactions provided for in the Reorganization Agreement will conflict with or result in a termination, breach or violation of (a) any provision of the Restated Certificate of Incorporation or Bylaws of Caere or the Articles of Incorporation or Bylaws of Sub, (b) any Caere Material Contract or (c) to our knowledge, any order, writ, injunction, judgment or decree known to us that is applicable to Caere or Sub, or to the assets or properties of Caere or Sub.

         9. No government consent, approval, authorization, registration, declaration or filing is required for the execution and delivery of the Reorganization Agreement and the Agreement of Merger on behalf of Caere or Sub or for the performance by Caere or Sub of the Reorganization Agreement or the Agreement of Merger, except for (a) the filing of the Agreement of Merger with the Secretary of State of the State of California as contemplated by Section _____ of the Reorganization Agreement and as required by the California Corporations Code, (b) such government consents, approvals, authorizations, registrations, declarations and filings as have been obtained or made, and (c) as may be required under applicable state or foreign securities laws, as to which we express no opinion.

         10. To our knowledge except as set forth in the Caere Disclosure Letter, there is no action, proceeding or investigation pending or overtly threatened against Caere or Sub before any court or administrative agency that calls into question the validity or consummation of the


                                       4.

Merger or that, if determined adversely to Caere, may reasonably be expected to have a material adverse effect on the assets, financial condition or operations of Caere.

         11. The Caere Common Stock issued in connection with the Merger will be, upon issuance pursuant to the terms of the Reorganization Agreement and the Agreement of Merger, duly authorized, validly issued, fully paid and nonassessable, and, to our knowledge, will not have been issued in violation of any preemptive right, registration right, co-sale right, right of first refusal or other similar right granted by Caere.

         12. The Registration Statement became effective under the Securities Act by order of the SEC on ______________ __, 1995, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,


COOLEY GODWARD CASTRO
HUDDLESON & TATUM



By:
   ------------------
     Lee F. Benton





                                       5.

                                   EXHIBIT 1
         Registration Statement and Prospectus/Proxy Statement Sections

Information with respect to Caere contained in the following sections:

COVER PAGE OF REGISTRATION STATEMENT

COVER PAGE OF PROSPECTUS/PROXY STATEMENT

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SUMMARY

         The Companies
         Meetings of Stockholders
         Recommendations of Boards of Directors
         The Merger
         Concurrent Registration of Caere Shares
         Additional Proposal for Caere Stockholders
         Market Price Data

RISK FACTORS

THE CAERE MEETING

THE MERGER AND RELATED TRANSACTIONS

MANAGEMENT OF CAERE

COMPARISON OF RIGHTS OF STOCKHOLDERS OF CAERE AND VIEWSTAR

ADDITIONAL MATTER FOR CONSIDERATION OF CAERE STOCKHOLDERS

LEGAL MATTERS

PART II OF THE REGISTRATION STATEMENT

EXHIBITS TO THE REGISTRATION STATEMENT (OTHER THAN EXHIBITS 8.02, 23.01 AND
23.02)





                                       6.

                                   EXHIBIT N

                        MERGER EXPENSES ESCROW AGREEMENT

     This MERGER EXPENSES ESCROW AGREEMENT (the "Escrow Agreement") is entered
into as of             , 1995 (the "Closing Date"), by and among: CAERE
CORPORATION, a Delaware corporation ("Parent"); VIEWSTAR CORPORATION, a
California corporation ("ViewStar");                     (the "Indemnifying
Shareholders' Agent"), as agent of the shareholders and vested optionholders of ViewStar, all of whom are listed on Attachment A (the "Indemnifying Shareholders"); and STATE STREET BANK AND TRUST COMPANY ("Escrow Agent").

                                    RECITALS

     A. Parent, ViewStar, ViewStar Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Sub") and certain shareholders of ViewStar are entering into an Escrow Agreement and Plan of Merger and Reorganization dated October 9, 1995 (the "Reorganization Agreement"), pursuant to which Sub is merging with and into ViewStar in a transaction in which the issued and outstanding capital stock of ViewStar will be exchanged for shares of Common Stock of Parent ("Parent Common Stock"), resulting in ViewStar becoming a wholly-owned subsidiary of Parent.

     B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of ViewStar under the Reorganization Agreement and various related agreements. As a condition precedent to Parent's execution of the Reorganization Agreement and related agreements and to more fully secure unto Parent the benefits of the Merger, Parent has required that ViewStar and the Indemnifying Shareholders' Agent enter into this Escrow Agreement as set forth in Section 10.4 of the Reorganization Agreement; and ViewStar and the Indemnifying Shareholders' Agent have agreed to enter into this Escrow Agreement on behalf of the Indemnifying Shareholders, in order to induce Parent to consummate the Merger.

                                   AGREEMENT

     The parties to this Escrow Agreement, intending to be legally bound, agree as follows:

SECTION 1. DEFINED TERMS.

     Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Reorganization Agreement.

SECTION 2. ESCROW.

     2.1 SHARES TO BE PLACED IN ESCROW. Parent shall issue on the Closing Date a certificate for three percent (3%) of the aggregate number of shares of Parent Common Stock to be issued to ViewStar shareholders in the Merger and shall issue a certificate for 3% of all shares of Parent Common Stock to be issued to holders of Vested Option Shares, when such shares are issued (the "Escrow Shares"), in the name of Escrow Agent or its nominee, evidencing the shares of Parent Common Stock to be held in escrow in accordance with this Escrow Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in escrow (the "Escrow"), subject to the terms and conditions of this Escrow Agreement.

     2.2 INDEMNIFICATION. ViewStar and the Indemnifying Shareholders have agreed in Section 10 of the Reorganization Agreement to indemnify and hold harmless the Indemnitees from and against Company Excess Merger Expenses ("Merger Expenses"). The Indemnifying Shareholders agree that the Escrow Shares shall be security for such indemnity obligation, subject to the limitations, and in the manner provided in this Escrow Agreement.

     2.3 VOTING OF SHARES. On any matter brought before the Parent stockholders for a vote, Escrow Agent shall vote the Escrow Shares as directed by the Indemnifying Shareholders individually. Each Indemnifying Shareholder shall have the right to direct the vote of the number of shares resulting from the multiplication of the Indemnifying Shareholder's percentage set forth on Attachment A by the total number of Escrow Shares held by Escrow Agent on the record date for the vote.

     2.4 DIVIDENDS, ETC. Any cash distributable as a dividend in respect of any Escrow Shares shall be distributed to the record owner of such Escrow Shares. Any other cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owner of such Escrow Shares, but rather shall be held by Escrow Agent in the Escrow. At the time any Escrow Shares are required to be released from the Escrow to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

     2.5 TRANSFERABILITY. The interests of Indemnifying Shareholders in the Escrow and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Escrow Agent shall have received written notice of such transfer.

     2.6 FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of shares from the Escrow, Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as Escrow Agent reasonably determines to be appropriate in order to avoid (i) retaining any fractional share in the Escrow or (ii) releasing any fractional share from the Escrow.

SECTION 3. CLAIM PROCEDURES.

     3.1 CLAIM NOTICE. If Parent determines in good faith that the Merger Expenses have been incurred as set forth in Sections 10.3 and 10.4 of the Reorganization Agreement, and if Parent is entitled, under the terms of the Reorganization Agreement, to make a claim against the Escrow with respect to such Merger Expenses, then Parent may deliver to both the Indemnifying Shareholders' Agent and Escrow Agent a written notice of such Merger Expenses (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting Parent's belief that such Merger Expenses have been incurred, and
(ii) to the extent possible, a non-binding, preliminary estimate of the aggregate dollar amount of all Merger Expenses that have arisen and may arise (such aggregate amount being referred to as the "Claim Amount").

     3.2 RESPONSE NOTICE. Within 15 days after the delivery of a Claim Notice to the Indemnifying Shareholders' Agent, the Indemnifying Shareholders' Agent shall deliver to Escrow Agent a written notice (the "Response Notice") containing: (i) instructions to the effect that Escrow Shares having a Fair Market Value (as defined in Section 6 of this Escrow Agreement) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent; or (ii) instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by Escrow Agent from the Indemnifying Shareholders' Agent within 15 days after the delivery of a Claim Notice to the Indemnifying Shareholders' Agent, then the recipient of such Claim Notice shall be deemed to have given instructions that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Parent from the Escrow.

     3.3 RELEASE OF ESCROW SHARES TO PARENT.

     (A) If the Indemnifying Shareholders' Agent gives (or is deemed to have given) instructions that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Escrow to Parent, then Escrow Agent shall, promptly following the required delivery date for the Response Notice, transfer, deliver and assign to Parent, from the Escrow, such number of Escrow Shares having a Fair Market Value equal to such Claim Amount (or such lesser number of Escrow Shares as is then held in Escrow).

     (B) If a Response Notice delivered by the Indemnifying Shareholders' Agent in response to a Claim Notice contains instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, then (i) Escrow Agent shall, promptly following the required delivery date for the Response Notice, transfer, deliver and assign to Parent, from the Escrow, such number of Escrow Shares having a Fair Market Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 3.3(c) of this Escrow Agreement shall be followed with respect to the remaining portion of such Claim Amount.

     (C) If a Response Notice delivered by the Indemnifying Shareholders' Agent in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 5 of this Escrow Agreement, Escrow Agent shall continue to hold in the Escrow (in addition to any other Escrow Shares permitted to be retained in the Escrow, whether in connection with any other dispute or otherwise) Escrow Shares having a Fair Market Value equal to 125% of the Disputed Amount. Such Escrow Shares shall continue to be held in the Escrow until such time as (i) Parent and the Indemnifying Shareholders' Agent execute a settlement agreement containing instructions regarding the release of such shares, or (ii) Escrow Agent receives a copy of an arbitrators' award (pursuant to Section 3(e) hereof) containing instructions to Escrow Agent regarding the release of such Escrow Shares. Escrow Agent shall thereupon release such Escrow Shares from the Escrow in accordance with the instructions set forth in such settlement agreement or arbitrators' award. The parties acknowledge that it is appropriate to retain more than 100% of the Claim Amount in the Escrow in recognition of the fact that Parent may have underestimated the aggregate amount of the actual and potential Merger Expenses arising from a particular Claim Amount.

     (D) In the event that any Response Notice indicates that there is a Disputed Amount, the Indemnifying Shareholders' Agent and Parent (acting on its own behalf or on behalf of Sub or ViewStar) shall, for a period of 60 days, attempt in good faith to resolve the rights of the respective parties with respect to such claims. If the Indemnifying Shareholders' Agent and Parent should so agree, a notice setting forth such agreement shall be signed by both parties and sent to Escrow Agent who shall thereupon transfer, deliver and assign to Parent such number of Escrow Shares held in Escrow as have a Fair Market Value equal to the agreed upon amount (or such lesser number of shares as is then held in Escrow).

     (E) If no agreement with respect to a Disputed Amount can be reached pursuant to Section 3(d), either Parent or the Indemnifying Shareholders' Agent may demand arbitration of the matter unless the amount of Merger Expenses at issue is the subject of pending litigation (or alternative dispute resolution) with a third party, in which event arbitration shall not be commenced until such litigation is concluded or both parties request arbitration. Arbitration shall be held in San Jose, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. Arbitration will be conducted by three arbitrators, one selected by Parent, one selected by the Indemnifying Shareholders' Agent and the third selected by the first two arbitrators. Arbitration will be limited to determining, to the extent in dispute by the parties, the existence and amount, if any, of indemnifiable Merger Expenses under Section 10 of the Reorganization Agreement. The decision of the arbitrators shall be final and binding on the parties and shall be evidenced by an arbitrators' order delivered to Escrow Agent. The non-prevailing party shall pay the reasonable expenses (including attorneys' fees) of the prevailing party and the fees and administrative expenses associated with the arbitration. For purposes of this Section 3.3(e), the non-prevailing party shall be deemed to be Parent if it receives less than 51% of the Disputed Amount, otherwise it shall be the Indemnifying Shareholders. In no event shall the arbitrator's award exceed 125% of the Disputed Amount.

SECTION 4. THIRD PARTY CLAIMS.

     In the event Parent becomes aware of any third-party claim which Parent believes may result in a claim for indemnification, Parent shall notify the Indemnifying Shareholders' Agent of such claim and the Indemnifying Shareholders' Agent shall be entitled, at his expense or the expense of the Indemnifying Shareholders or any of them, to participate in the defense of such claim. Parent shall have the right, in its sole discretion, to settle any such claim. Parent shall consult with the Indemnifying Shareholders' Agent concerning any such settlement and shall request the consent of the Indemnifying Shareholders' Agent to any such settlement, which shall not be unreasonably withheld. If Parent settles any such claim without the consent of the Indemnifying Shareholders' Agent, such settlement shall not be determinative of the amount of liability of the Indemnifying Shareholders.

SECTION 5. RELEASE OF SHARES TO INDEMNIFYING SHAREHOLDERS.

     5.1 SHARES TO BE RELEASED. Escrow Agent shall release, to the Indemnifying Shareholders from the Escrow upon receipt of a notice ("Notice") executed by Parent and the Indemnifying Shareholders' Agent, all Escrow Shares then held in the Escrow, except for any Escrow Shares that are to be retained in the Escrow in accordance with Section 3.3(c) of this Escrow Agreement, no later than the date 90 days after the Closing Date.

     5.2 PROCEDURES FOR RELEASING SHARES. Any release of shares to the Indemnifying Shareholders pursuant to Section 5.1 of this Escrow Agreement may be effected by mailing stock certificates to the Indemnifying Shareholders in accordance with the percentages set forth for each Indemnifying Shareholder on Attachment A.

SECTION 6. VALUATION OF SHARES HELD IN ESCROW.

     For purposes of this Escrow Agreement, the "Fair Market Value" of the Escrow Shares shall be deemed to be equal to the number of Escrow Shares multiplied by the Designated Parent Stock Price (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the Closing Date).

SECTION 7. FEES AND EXPENSES.

     7.1 At the Effective Time, upon initial deposit of the Escrow Shares, an initial fee of $1,500 will be payable to Escrow Agent by Parent. Escrow Agent will also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder. Each of (i) Parent and (ii) the Indemnifying Shareholders shall be liable for one-half ( 1/2) of such amounts and Parent shall be entitled to reimbursement from the Escrow Shares of the Indemnifying Shareholders' share of any such extraordinary expenses, if such share is paid by Parent. Escrow Agent shall send all bills to both Parent and the Indemnifying Shareholders' Agent.

     7.2 Parent shall pay the customary and ordinary fees and expenses of Escrow Agent for the services to be rendered by Escrow Agent hereunder. Extraordinary expenses of Escrow Agent (including fees and expenses, including reasonable attorneys fees and expenses) incurred in performance of its duties hereunder shall be paid in accordance with Section 7.1 above.

     7.3 Except as may otherwise be provided herein, all expenses (including attorneys' fees) incurred by any Indemnifying Shareholder (other than the Indemnifying Shareholders' Agent) in connection with this Escrow Agreement shall be borne by such Indemnifying Shareholder.

     7.4 Upon a notice in writing delivered to Escrow Agent by Parent in respect of Section 7.1, Escrow Agent shall transfer, deliver and assign to Parent, in reimbursement of fees and expenses pursuant to the second sentence of Section 7.1, such number of Escrow Shares held in the Escrow which have a Fair Market Value equal to the amount to be reimbursed.

SECTION 8. DUTIES OF ESCROW AGENT; LIMITATION OF ESCROW AGENT'S LIABILITY.

     8.1 The sole duty of Escrow Agent, other than as herein specified, shall be to receive and hold the Escrow Shares, subject to disbursement in accordance with this Escrow Agreement. Escrow Agent shall not be liable for losses due to acts of God, war, loss of electrical power or the failure of communication devices.

     8.2 Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Escrow Agreement. In all questions arising under the Escrow Agreement, Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by Escrow Agent based on such advice, Escrow Agent shall not be liable to anyone. Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

     8.3 Parent and the Indemnifying Shareholders, jointly and severally, hereby agree to indemnify Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. As among themselves, each of (i) Parent and (ii) the Indemnifying Shareholders shall be liable for one-half ( 1/2) of such amounts and Parent shall be entitled to reimbursement from the Escrow Shares and/or jointly and severally from the Indemnifying Shareholders of the Indemnifying Shareholders' share of any such loss, liability or expense, if such share is paid by Parent.

SECTION 9. GENERAL.

     9.1 CONFIRMATION OF APPOINTMENT OF INDEMNIFYING SHAREHOLDERS' AGENT. The parties hereto confirm the appointment and authority of the Indemnifying Shareholders' Agent as set forth in Section 10.1 of Reorganization Agreement with respect to all matters relating to this Escrow Agreement. Any successor to the Indemnifying Shareholders' Agent who is appointed in accordance with the provisions of Section 10.1 of the Reorganization Agreement shall be deemed to be the "Indemnifying Shareholders' Agent" for purposes of this Escrow Agreement. The Indemnifying Shareholders' Agent may be removed by the Indemnifying Shareholders who received a majority of the shares of Parent Common Stock in the Merger (including shares of Parent Common Stock issuable upon exercise of Assumed Options). Any document executed or action taken by the Indemnifying Shareholders' Agent shall be final, binding and conclusive upon all of the Indemnifying Shareholders. Parent, Sub, ViewStar and Escrow Agent may rely upon any act, decision, consent or instruction of the Indemnifying Shareholders' Agent as being the act, decision, consent or instruction of each and all of the Indemnifying Shareholders; and Parent, Sub, ViewStar and Escrow Agent are hereby relieved from any liability to any person for any acts done by them in accordance with any act, decision, consent or instruction of the Indemnifying Shareholders' Agent.

     9.2 OTHER AGREEMENTS. Nothing in this Escrow Agreement is intended to limit any of Parent's rights, or any obligation of any Indemnifying Shareholder or ViewStar, under the Reorganization Agreement or under any other agreement contemplated thereby.

     9.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        IF TO THE INDEMNIFYING SHAREHOLDERS' AGENT:

          F. Gibson Meyers, Jr.
           Mayfield Fund
           2800 Sand Hill Road, Suite 250
           Menlo Park, CA 94025
           Facsimile:

        WITH A COPY TO:

           Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304
           Attention: Robert B. Jack, Esq.
           Facsimile: (415) 493-6811
        IF TO PARENT:

          Caere Corporation
           100 Cooper Court
           Los Gatos, CA 95030
           Attention: Chief Financial Officer
           Facsimile: (408) 395-5263

        WITH A COPY TO:

          Cooley Godward Castro Huddleson & Tatum
           Five Palo Alto Square
           3000 El Camino Real
           Palo Alto, California 94306
           Attention: Lee F. Benton, Esq.
           Facsimile: (415) 857-0663

        IF TO ESCROW AGENT:

          State Street Bank and Trust Company
           P.O. Box 778
           Boston, MA 02102
           Attention: Corporate Trust Department
           Facsimile: (617) 664-5742

        IF TO VIEWSTAR:

          ViewStar Corporation
           1101 Marina Village Parkway
           Alameda, CA 94501
           Attention:
           Facsimile: (510) 337-2222

        WITH A COPY TO:

          Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304
           Attention: Robert B. Jack, Esq.
           Facsimile: (415) 493-6811

     9.4 COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.5 HEADINGS. The underlined headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

     9.6 GOVERNING LAW. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California, without giving effect to principles of conflicts of laws.

     9.7 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

     (A) Subject to Section 2.5 of this Escrow Agreement, this Escrow Agreement shall be binding upon: ViewStar and its successors and assigns (if any); the Indemnifying Shareholders' Agent and the Indemnifying Shareholders and their respective estates, successors and assigns (if any); and Parent and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: ViewStar; the Indemnifying Shareholders; Parent; the other Indemnitees; and the respective successors (if any) of the foregoing.

     (B) Parent may freely assign any or all of its rights under this Escrow Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. Escrow Agent may not delegate its obligations under this Escrow Agreement to any other Person without the prior consent of Parent and the Indemnifying Shareholders' Agent. None of the Indemnifying Shareholders, the Indemnifying Shareholders' Agent or ViewStar shall be permitted to assign any of his, her or its rights or delegate any of his, her or its obligations under this Escrow Agreement without Parent's prior written consent.

     9.8 AMENDMENT AND WAIVERS. Any term or provision of this Escrow Agreement may be amended, and the observance of any term of this Escrow Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby; provided that this Escrow Agreement may be amended on behalf of all of the Indemnifying Shareholders by the Indemnifying Shareholders' Agent. Notwithstanding any rights that may be created in any third party under the terms of this Escrow Agreement, no such amendment or waiver will require the consent of such third party to be effective. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. No failure on the part of any party to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     9.9 SEVERABILITY. In the event that any provision of this Escrow Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     9.10 ENTIRE AGREEMENT. This Escrow Agreement and the Reorganization Agreement and the other agreements contemplated in the Reorganization Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     9.11 CONSTRUCTION.

     (A) For purposes of this Escrow Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement.

     (C) As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (D) Except as otherwise indicated, all references in this Escrow Agreement to "Sections" are intended to refer to Sections of this Escrow Agreement.

     9.12 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Escrow Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court, including, without limitation, costs, expenses and fees on any appeal. The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     9.13 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Escrow Agreement.

     9.14 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Escrow Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Escrow Agreement.

     9.15 RESIGNATION OR REPLACEMENT OF ESCROW AGENT. Parent may substitute a successor escrow agent for Escrow Agent upon thirty days advance written notice to the Indemnifying Shareholders' Agent and Escrow Agent. Such replacement Escrow Agent shall be a bank or similar financial institution. Escrow Agent may resign upon 30 days advance written notice to Parent and the Indemnifying Shareholders' Agent. Within such 30 day period, Parent shall appoint a successor Escrow Agent in accordance with this Section 9.15. If Parent has not appointed a successor Escrow Agent within such period, Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

                                          CAERE CORPORATION,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          VIEWSTAR CORPORATION, INC.,
                                          a California corporation

                                          By:
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          INDEMNIFYING SHAREHOLDERS' AGENT

                                          Signature:
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          STATE STREET BANK AND TRUST COMPANY,
                                          ESCROW AGENT

                                          By:
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                  ATTACHMENT A

          INDEMNIFYING SHAREHOLDER                      PERCENTAGE OF ESCROW SHARES
---------------------------------------------  ---------------------------------------------